                                                                  Exhibit 10.1.5

         This CREDIT AGREEMENT, dated as of December 18, 2003 (this
"Agreement"), is entered into among ORCAL GEOTHERMAL INC., a corporation organized under the laws of the State of Delaware, as borrower ("Borrower"), THE
FINANCIAL INSTITUTIONS LISTED ON EXHIBIT H OR WHO LATER BECOME A PARTY HERETO,
as banks (the financial institutions party to this Agreement being collectively referred to as the "Banks") and BEAL BANK, S.S.B., as administrative agent for the Banks (in such capacity, "Administrative Agent").

                                    RECITALS

         A. Borrower intends to acquire directly or indirectly certain Persons which directly or indirectly own, lease, use and operate the Projects referred to herein, consisting of (a) an approximately 52 MW geothermal electric power project located in Heber, California and owned by HGC, (b) a geothermal fluid facility located in Heber, California and owned by HFC, (c) an approximately 40
MW geothermal electric power project (comprised of three geothermal plants)
located near Mammoth Lakes, California and owned by Mammoth Lakes and (d) an approximately 48 MW geothermal electric power project located in Heber,
California and leased by SIGC pursuant to the GE Lease, and, in connection therewith, Borrower has requested that the Banks provide a portion of the financing for the Acquisition; and

         B. The Banks are willing to provide such financing upon the terms and subject to the conditions set forth herein and in the other Credit Documents.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the agreements herein and in the other Credit Documents and in reliance upon the representations and warranties set forth herein and therein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 DEFINITIONS. Except as otherwise expressly provided, capitalized terms used in this Agreement (including its exhibits and schedules) shall have the meanings given to such terms in Exhibit A.

     1.2 RULES OF INTERPRETATION. Except as otherwise expressly provided, the rules of interpretation set forth in Exhibit A shall apply to this Agreement and the other Credit Documents.

                                    ARTICLE 2
                              THE CREDIT FACILITIES

     2.1 LOAN FACILITIES.

         2.1.1 Senior Credit Facility.

         (a) Availability. Subject to the terms and conditions set forth in this
Agreement and in reliance upon the representations and warranties of Borrower set forth herein, each Bank severally agrees to advance to Borrower on the
Closing Date such loans as Borrower may request pursuant to this Section 2.1.1
(individually, a "Loan" and, collectively, the "Loans"), in an aggregate principal amount which does not exceed such Bank's Senior Loan Commitment.
Nothing in this clause (a) shall in any respect impair Beal Bank, S.S.B.'s obligations under Section 9.12.

         (b) Notice of Borrowing. Borrower shall request Loans by delivering to
Administrative Agent a written notice in the form of Exhibit C-1, appropriately completed (a "Notice of Borrowing"), which contains or specifies, among other things:

              (i) the portion of the requested Loan which shall bear interest as provided in (A) Section 2.1.1(c)(i) (individually, a "Base Rate Loan" and, collectively, the "Base Rate Loans") or (B) Section 2.1.1(c)(ii) (individually, a "LIBOR Loan" and, collectively, the "LIBOR Loans");

              (ii) the aggregate principal amount of the requested Loan, which shall be in the minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof;

              (iii) the proposed date of the requested Loan (which shall be a
Banking Day and the Closing Date);

              (iv) in the case of any requested Loan to be made as a LIBOR Loan, the initial Interest Period requested therefor (which shall, subject to Section
2.1.2(a), be twelve months); and

              (v) a certification by Borrower that, as of the date such
requested Loan is proposed to be made, the Loan proposed to be made on such date does not exceed $154,500,000.

         Borrower shall give the Notice of Borrowing to Administrative Agent so as to provide not less than the Minimum Notice Period applicable to Loans of the
Type requested. Any Notice of Borrowing may be modified or revoked by Borrower through the Banking Day immediately prior to the Closing Date, and shall thereafter be irrevocable.

         Each Notice of Borrowing shall be delivered in any manner permitted by
Section 10.1 to Administrative Agent at the office, to the facsimile number or to the electronic mail address and during the hours specified in Section 10.1.

         (c) Interest. Subject to Section 2.4.3, Borrower shall pay interest on the unpaid principal amount of each Loan from the date of Borrowing of such Loan until the maturity or prepayment thereof at the following rates per annum:

              (i) With respect to the principal portion of such Loan which is, and during such periods as such Loan is, a Base Rate Loan, at a rate per annum equal to the Base Rate (such rate to change from time to time as the Base Rate shall change) plus 4.375%; provided that such 4.375% interest rate margin shall be increased by 0.50% on the eighth anniversary of the Closing Date.

              (ii) With respect to the principal portion of such Loan which is, and during such periods as such Loan is, a LIBOR Loan, at a rate per annum, at all times during each Interest Period for such LIBOR Loan, equal to the greater of (A) the Adjusted LIBO Rate for such Interest Period and (B) 2.00%, in each case plus 5.125%; provided that such 5.125% interest rate margin shall be increased by 0.50% on the eighth anniversary of the Closing Date.

         (d) Principal Payments. Borrower shall repay to Administrative Agent, for the account of each Bank, the aggregate unpaid principal amount of the Loan made by such Bank in installments payable on each Principal Repayment Date in accordance with the repayment schedule set forth on Exhibit I, with any remaining unpaid principal, interest, fees and costs due and payable on the
Maturity Date. Borrower may not re-borrow the principal amount of any Loan so repaid.

         2.1.2 Interest Provisions Relating to All Loans.

         (a) Applicable Interest Rate. Subject to Section 2.4.3, the applicable basis for determining the rate of interest with respect to any Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given pursuant to Section 2.1.1. The basis for determining the interest rate with respect to any Loan may be changed from time to time as specified in a Notice of
Conversion of Loan Type delivered pursuant to Section 2.1.5. If on any day a
Loan is outstanding with respect to which notice has not been delivered to
Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day such Loan shall bear interest determined by reference to the Base Rate. Upon the occurrence and during the continuation of any Event of Default, the Banks shall not be obligated to make any LIBOR Loans with an Interest Period greater than one month.

         (b) Interest Payment Dates. Borrower shall pay accrued interest on the unpaid principal amount of each Loan (i) in the case of each Base Rate Loan, on the last Banking Day of each calendar quarter, (ii) in the case of each LIBOR
Loan, on the last Banking Day of the calendar month in which the three-month anniversary of the first day of the applicable Interest Period in which such
LIBOR Loan is outstanding occurs, and (iii) in all cases, upon repayment or prepayment (to the extent thereof and including any optional prepayments or
Mandatory Prepayments), upon conversion from one Type of Loan to another Type of
Loan and at maturity (whether by acceleration or otherwise); provided, however, that Borrower's first scheduled interest payment hereunder shall occur on March
31, 2004.

         (c) LIBOR Loan Interest Periods.
             ---------------------------

              (i) Subject to Section 2.1.2(a), each Interest Period for LIBOR
Loans shall be twelve months. Notwithstanding anything to the contrary in the preceding sentence, (A) any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next succeeding Banking Day unless such next Banking Day falls in another calendar month, in which case such
Interest Period shall end on the immediately preceding Banking Day; (B) any
Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month; and (C) any Interest Period which would otherwise end after the
Maturity Date shall end on the Maturity Date.

              (ii) Borrower may contact Administrative Agent at any time prior to the end of an Interest Period for a quotation of Interest Rates in effect at such time for given Interest Periods and Administrative Agent shall promptly provide such quotation. Borrower may select an Interest Period telephonically or by electronic mail within the time periods specified in Section 2.1.5, which selection shall be irrevocable on and after commencement of the applicable
Minimum Notice Period. Borrower shall confirm such telephonic or electronic mail notice to Administrative Agent by facsimile on the day such notice is given by delivery to Administrative Agent of a written notice in substantially the form of Exhibit C-2, appropriately completed (a "Confirmation of Interest Period
Selection"). If Borrower fails to notify Administrative Agent of the next
Interest Period for any LIBOR Loans in accordance with this Section 2.1.2(c)(ii)
then, subject to Section 2.1.2(a), such Loans shall automatically be renewed as
LIBOR Loans with an Interest Period of twelve months on the last day of the current Interest Period therefor. Administrative Agent shall as soon as practicable (and, in any case, within two Banking Days after delivery of the
Confirmation of Interest Period Selection) notify Borrower of each determination of the Interest Rate applicable to each Loan.

         (d) Interest Computations. All computations of interest on Base Rate
Loans shall be based upon a year of 365 days or, in the case of a leap year, 366 days, shall be payable for the actual days elapsed (including the first day but excluding the last day), and shall be adjusted in accordance with any changes in the Base Rate to take effect on the beginning of the day of such change in the
Base Rate. All computations of interest on LIBOR Loans shall be based upon a year of 360 days and shall be payable for the actual days elapsed (including the first day but excluding the last day). Borrower agrees that all computations by
Administrative Agent of interest shall be conclusive and binding in the absence of manifest error.

         2.1.3 Promissory Notes. The obligation of Borrower to repay the Loans made by a Bank and to pay interest thereon at the rates provided herein shall, upon the written request of such Bank, be evidenced by promissory notes in the form of Exhibit B-1 (individually, a "Note" and, collectively, the "Notes")
payable to the order of such requesting Bank and in the principal amount of such
Bank's Senior Loan Commitment or outstanding Loan balance, as the case may be.
Borrower authorizes each such requesting Bank to record on the schedule annexed to such Bank's Note or Notes, the date and amount of each Loan made by such requesting Bank, and each payment or prepayment of principal thereunder and agrees that all such notations shall

constitute prima facie evidence of the matters noted; provided that in the event of any inconsistency between the records or books of Administrative Agent and any Bank's records or Notes, the records of Administrative Agent shall be conclusive and binding in the absence of manifest error. Borrower further authorizes each such requesting Bank to attach to and make a part of such requesting Bank's Note or Notes continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower's obligations to repay the full unpaid principal amount of the Loans or the duties of Borrower hereunder or thereunder. Upon the payment in full in cash of the aggregate principal amount of, and all accrued and unpaid interest on, the Loans, and upon the request of Borrower, the Banks holding such Notes shall promptly mark the applicable Notes cancelled and return such cancelled Notes to Borrower.

         2.1.4 Loan Funding.

         (a) Notice. Each Notice of Borrowing and Notice of Conversion of Loan
Type shall be delivered to Administrative Agent in accordance with Sections
2.1.1(b) and 2.1.5, respectively. Administrative Agent shall promptly notify each Bank of the contents of each Notice of Borrowing and Notice of Conversion of Loan Type.

         (b) Pro Rata Loans. All Loans shall be made on a pro rata basis by the
Banks in accordance with their respective Proportionate Shares of such Loans, with each Borrowing to consist of a Loan by each Bank equal to such Bank's
Proportionate Share of such Loans.

         (c) Bank Funding. Each Bank shall, before noon (12:00 p.m.) on the date of each Borrowing, make available to Administrative Agent by wire transfer of immediately available funds in Dollars to the account of Administrative Agent most recently designated by it for such purpose, such Bank's Proportionate Share of the Loan to be made on such date. The failure of any Bank to make the Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation hereunder to make its Loan on the date of such Loan. Except as provided in Section 9.12, no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any
Borrowing.

         (d) Failure of Bank to Fund. Without limiting the obligations of Beal
Bank, S.S.B. under Section 9.12, unless Administrative Agent shall have been notified by any Bank prior to the applicable date of a Borrowing that such Bank does not intend to make available to Administrative Agent the amount of such
Bank's Proportionate Share of the Loan requested on such date, Administrative
Agent may assume that such Bank has made such amount available to Administrative
Agent on such date in accordance with the prior paragraph and Administrative
Agent may, in its sole discretion and in reliance upon such assumption, make available to Borrower a corresponding amount on such date. If such amount is not in fact made available to Administrative Agent by such Bank, Administrative
Agent shall be entitled to recover such amount on demand (and, in any event, within two Banking Days from the applicable date of such Borrowing) from such
Bank together with interest thereon, for each day from the applicable date of such Borrowing until the date such amount is paid to Administrative Agent, at the Federal Funds Rate for the first two Banking Days after such date. If such
Bank pays such amount to Administrative Agent, then such amount shall constitute such Bank's Proportionate Share of

such Loan included in such Loan. Nothing in this Section 2.1.4(d) shall be deemed to relieve any Bank from its obligation to fulfill its obligations hereunder or to prejudice any rights that Borrower may have against any Bank as a result of any default by such Bank hereunder.

         (e) Funding Account. No later than noon (12:00 p.m.) on the date specified in the Notice of Borrowing, if the applicable conditions precedent listed in Section 3.1 have been satisfied or waived in accordance with the terms thereof and, subject to Section 2.1.4(d), to the extent Administrative Agent shall have received the appropriate funds from the Banks, Administrative Agent shall make available to Borrower the Loans requested in such Notice of Borrowing in Dollars and in immediately available funds, at Administrative Agent's New
York Branch, and shall deposit or cause to be deposited the proceeds of such
Loans into the Funding Account.

         2.1.5 Conversion of Loans. Borrower may convert Loans (or portions thereof) from one Type of Loans to another Type of Loans; provided, however, that (i) any conversion of LIBOR Loans into Base Rate Loans shall be made on, and only on, the first day after the last day of an Interest Period for such
LIBOR Loans and (ii) Loans shall be converted only in amounts of $1,000,000 and increments of $500,000 in excess thereof. Borrower shall request such a conversion by delivering to Administrative Agent a written notice in the form of
Exhibit C-3, appropriately completed (a "Notice of Conversion of Loan Type"), which contains or specifies, among other things:

         (a) the Loans, or portions thereof, which are to be converted;

         (b) the Type of Loans into which such Loans, or portions thereof, are to be converted;

         (c) if such Loans are to be converted into LIBOR Loans, the initial
Interest Period selected by Borrower for such Loans (which Interest Period, subject to Section 2.1.2(a), shall be twelve months as provided in Section
2.1.2(c));

         (d) the proposed date of the requested conversion (which shall be a
Banking Day and otherwise in accordance with this Section 2.1.5); and

         (e) a certification by Borrower that no Event of Default has occurred and is continuing.

Borrower shall so deliver each Notice of Conversion of Loan Type so as to provide at least the applicable Minimum Notice Period. Any Notice of Conversion of Loan Type may be modified or revoked by Borrower through the Banking Day immediately prior to the Minimum Notice Period, and shall thereafter be irrevocable. Each Notice of Conversion of Loan Type shall be delivered in any manner permitted by Section 10.1 to Administrative Agent at the office, to the facsimile number or to the electronic mail address and as otherwise specified in
Section 10.1. Administrative Agent shall promptly notify each Bank of the contents of each Notice of Conversion of Loan Type.

         2.1.6 Prepayments.

         (a) Terms of All Prepayments.
             ------------------------

              (i) Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.1.6(b) or a Mandatory Prepayment), Borrower shall pay to Administrative Agent for the account of the Bank which made such
Loan, (A) all accrued interest to the date of such prepayment on the amount of such Loan prepaid, (B) all accrued fees to the date of such prepayment relating to the amount of such Loan being prepaid, (C) any applicable Make-Whole
Premiums, and (D) if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all
Liquidation Costs incurred by such Bank as a result of such prepayment (pursuant to the terms of Section 2.6).

              (ii) Notwithstanding the foregoing, but only in respect of any
Mandatory Prepayment, Borrower shall have the right, by giving five Banking
Days' notice to Administrative Agent, in lieu of prepaying a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, to deposit or cause Administrative Agent to deposit into an account to be held by Depositary
Agent (which account shall be subjected to the Lien of the Collateral Documents in a manner reasonably satisfactory to Administrative Agent) an amount equal to the LIBOR Loans to be prepaid. Such funds shall be held in such account until the expiration of the Interest Period applicable to the LIBOR Loan to be prepaid at which time the amount deposited in such account shall be used to prepay such
LIBOR Loan and any interest accrued on such amount shall be deposited into the
Revenue Account. The deposit of amounts into such account shall not constitute a prepayment of Loans and all Loans to be prepaid using the proceeds from such account shall continue to accrue interest at the then applicable interest rate for such Loans until actually prepaid. All amounts in such account shall only be invested in Permitted Investments as directed by and at the expense and risk of
Borrower.

              (iii) Except as otherwise specifically set forth herein, all prepayments of Loans shall be applied to reduce the remaining payments required under Section 2.1.1(d) in inverse order of maturity. Borrower may not re-borrow the principal amount of any Loan which is prepaid.

         (b) Optional Prepayments.
             --------------------

              (i) On or before the third anniversary of the Closing Date,
Borrower may not prepay all or any part of the outstanding Loans.

              (ii) After the third anniversary of the Closing Date, Borrower may prepay all or any part of the outstanding Loans, at any time, on giving at least
30-Banking Days' notice to Administrative Agent, provided that, (A) each such prepayment equals or exceeds $1,000,000 or integral multiples of $100,000 in excess thereof and, (B) each such prepayment shall be made at a prepayment premium (the "Make-Whole Premium") equal to (I) after the third anniversary of the Closing Date and on or prior to the fourth anniversary of the Closing Date,
103% of the amount of such outstanding Loans, (II) after the fourth anniversary of the Closing

Date and on or prior to the fifth anniversary of the Closing Date, 102.5% of the amount of such outstanding Loans, (III) after the fifth anniversary of the
Closing Date and on or prior to the sixth anniversary of the Closing Date, 102%
of the amount of such outstanding Loans, (IV) after the sixth anniversary of the
Closing Date and on or prior to the seventh anniversary of the Closing Date,
101.5% of the amount of such outstanding Loans, (V) after the seventh anniversary of the Closing Date and on or prior to the eighth anniversary of the
Closing Date, 101% of the amount of such outstanding Loans, (VI) after the eighth anniversary of the Closing Date and on or prior to the ninth anniversary of the Closing Date, 100.5% of the amount of such outstanding Loans, and (VII)
thereafter, 100% of the amount of such outstanding Loans.

              (iii) Notwithstanding the foregoing Sections 2.1.6(b)(i) and (ii), if the Banks do not provide the Lease Financing for reasons other than that
Borrower is not in full compliance with the provisions of Section 5 of the Fee
Letter, then Borrower may prepay, without premium or penalty, all (but not part)
of the outstanding Loans, at any time, on giving at least 30-Banking Days'
notice to Administrative Agent (provided that if Borrower shall have delivered the Release Notice pursuant to Section 3.3, the Borrower shall not have any such right to prepay such Loans under this clause (iii)).

         (c) Mandatory Prepayments. Borrower shall prepay (or cause to be prepaid) Loans (i) to the extent required by Sections 3.7.4(b) and (c) of the
Depositary Agreement, Section 7.2 of this Agreement or any other provision of this Agreement or any other Credit Document which requires such prepayment or
(ii) to the extent of (A) 100% of the cash proceeds of the issuance of any new equity securities of Borrower or any of its Subsidiaries (other than any equity securities issued by Borrower pursuant to Section 2.2 of the Sponsor Guaranty),
(B) 100% of any debt (other than Permitted Debt) issued by Borrower or any of its Subsidiaries and (C) 100% of proceeds of asset sales of Borrower or any of its Subsidiaries (other than sales permitted by Section 6.3 and exclusive of sales of electrical energy and renewable energy credits in accordance with the terms of the Credit Documents) (any such prepayment pursuant to this Section
2.1.6(c), a "Mandatory Prepayment"). If the Loans are accelerated (whether voluntarily, involuntarily or by operation of law) upon the occurrence or during the continuation of any Event of Default occurring under Section 7.1.1, 7.1.2,
7.1.9 or 7.1.11 or otherwise as a result of a willful breach by Borrower of any of its obligations under Section 5.2, 5.17, 5.18, 6.1, 6.3 or 6.8 that results in an Event of Default, Borrower shall repay all of the outstanding Loans at a price equal to (I) on or before the third anniversary of the Closing Date, 105%
of the amount of such outstanding Loans and (II) after the third anniversary of the Closing Date, the applicable Make-Whole Premium.

         2.1.7 Register. Administrative Agent shall maintain, at its address referred to in Section 10.1, a register for the recordation of the names and addresses of the Banks and the Commitments and Loans of each Bank from time to time (the "Register"). The Register shall be available for inspection by
Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register (i)
the Commitments and the Loans from time to time of each Bank, (ii) the interest rates applicable to all Loans and the effective dates of all changes thereto,
(iii) the Interest Period for each LIBOR Loan, (iv) the date and amount of any principal or interest due and payable or to become due and

payable from Borrower to each Bank hereunder, (v) each repayment or prepayment in respect of the principal amount of the Loans of each Bank, (vi) the amount of any sum received by Administrative Agent hereunder for the account of the Banks and each Bank's share thereof, and (vii) such other information as
Administrative Agent may determine is necessary or appropriate for the administering of the Loans and this Agreement. Any such recording shall be conclusive and binding in the absence of manifest error; provided that neither the failure to make any such recordation, nor any error in such recordation, shall affect any Bank's Commitment or Borrower's Obligations in respect of any applicable Loans or otherwise; and provided further that in the event of any inconsistency between the Register and any Bank's records, the Register shall govern absent manifest error.

     2.2 TOTAL SENIOR LOAN COMMITMENTS. Notwithstanding anything that may be construed to the contrary in this Agreement, the aggregate principal amount of all Loans made by the Banks shall not exceed $154,500,000 (such amount, the
"Total Senior Loan Commitment").

     2.3 FEES. Borrower shall pay to Administrative Agent solely for
Administrative Agent's account the fees and other amounts described in the Fee
Letter.

     2.4 OTHER PAYMENT TERMS.

         2.4.1 Place and Manner. Except as otherwise expressly provided in the
Fee Letter or any other provision contained in any of the Credit Documents,
Borrower shall make all payments due to any Bank or Administrative Agent hereunder to Administrative Agent, for the account of such Bank or
Administrative Agent (as the case may be), to the account in the name of OrCal
Geothermal Inc., Account No. 01-20016024, at Federal Home Loan Bank of Dallas,
ABA No. 111040195, or such other account as Administrative Agent shall notify
Borrower in writing from time to time, in Dollars and in immediately available funds not later than 12:00 noon on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the Banking
Day immediately after the date such payment is received. Administrative Agent shall disburse to each Bank each such payment received by Administrative Agent for such Bank, such disbursement to occur on the day such payment is received if received by 12:00 noon or if otherwise reasonably possible, or otherwise on the next Banking Day.

         2.4.2 Date. Whenever any payment due hereunder shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding
Banking Day, and such extension of time shall be included in the computation of interest or fees, as the case may be, without duplication of any interest or fees so paid in the next subsequent calculation of interest or fees payable.

         2.4.3 Default Interest. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of any Event of Default under Section 7.1.1, the outstanding principal amount of all Loans and, to the extent permitted by applicable Legal Requirements, any accrued but unpaid interest payments thereon and any accrued but unpaid fees and other amounts hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under applicable Bankruptcy Laws) payable upon demand at a rate that is (a) 2% per annum in excess of the interest rate then otherwise payable under this Agreement with respect to the applicable Loans or (b) in the case of any such fees and other amounts, at a rate that is 2% per

annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans (the "Default Rate"); provided that, in the case of LIBOR
Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Loans shall thereupon become
Base Rate Loans and shall thereafter bear interest payable upon demand at a rate that is 2% per annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans.

         2.4.4 Net of Taxes, Etc.

         (a) Taxes. Subject to each Bank's compliance with Section 2.4.6, any and all payments to or for the benefit of Administrative Agent or any Bank by
Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction, setoff or counterclaim of any kind whatsoever and in such amounts as may be necessary in order that all such payments, after deduction for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto
(excluding income and franchise taxes, which include taxes imposed on or measured by the net income, net profits or capital of Administrative Agent or such Bank by any jurisdiction or any political subdivision or taxing authority thereof or therein as a result of a connection between such Bank and such jurisdiction or political subdivision, unless such connection results solely from such Bank's executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any Note) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"), shall be equal to the amounts otherwise specified to be paid under this Agreement and the other Credit
Documents. If Borrower shall be required by applicable Legal Requirements to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any other Credit Document to Administrative Agent or any Bank, (i) the sum
payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.4), Administrative Agent or such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii)
Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Legal Requirements. In addition, Borrower agrees to pay any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies (not including income or franchise taxes) that arise under the laws of the United States of America, the State of
New York or the State of California from any payment made hereunder or under any other Credit Document or from the execution or delivery or otherwise with respect to this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

         (b) Tax Indemnity. Borrower shall indemnify each Bank for and hold it harmless against the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section
2.4.4) paid by any Bank, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that

                                       10

Borrower shall not be obligated to indemnify any Bank for any penalties, interest or expenses relating to Taxes or Other Taxes arising from such Bank's gross negligence or willful misconduct. Each Bank agrees to give written notice to Borrower of the assertion of any claim against such Bank relating to such
Taxes or Other Taxes as promptly as is practicable after being notified of such assertion, and in no event later than 90 days after the principal officer of such Bank responsible for administering this Agreement obtains knowledge thereof; provided that any Bank's failure to notify Borrower of such assertion within such 90 day period shall not relieve Borrower of its obligation under this Section 2.4.4 with respect to Taxes or Other Taxes, penalties, interest or expenses arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.4.4 with respect to Taxes or Other Taxes, penalties, interest or expenses between the end of such period and such time as
Borrower receives notice from such Bank as provided herein. Payments by Borrower pursuant to this indemnification shall be made within 30 days from the date such
Bank makes written demand therefor (submitted through Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof.

         (c) Notice. Within 30 days after the date of any payment of Taxes by
Borrower, Borrower shall furnish to Administrative Agent, at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof or, if such receipt is not obtainable, other evidence of such payment by Borrower reasonably satisfactory to Administrative Agent.
Borrower shall compensate each Bank for all reasonable losses and expenses sustained by such Bank as a result of any failure by Borrower to so furnish such copy of such receipt.

         (d) Conduit Financing. Notwithstanding anything to the contrary contained in this Section 2.4.4, if a Bank is a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(l) of the Code and the Treasury Regulations issued thereunder) with respect to any payments made by
Borrower under this Agreement and under any Credit Document, Borrower shall not be obligated to pay additional amounts to such Bank pursuant to this Section
2.4.4 to the extent that the amount of taxes in the United States exceeds the amount that would have otherwise been payable were such Bank not a conduit entity participating in a conduit financing arrangement.

         (e) Reimbursement by Banks. If any Bank receives an indemnification payment pursuant to Section 2.4.4(b) and if such Bank is able, in its sole opinion, to apply or otherwise take advantage of any refund or tax credit arising out of or in conjunction with any Taxes or Other Taxes which give rise to such indemnification, such Bank shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the amount of such refund or credit and without any other adverse tax consequences for such Bank, reimburse to Borrower at such time as such tax refund or credit shall have actually been received or utilized by such Bank such amount as the Bank shall, in its sole opinion, have determined to be attributable to the relevant Taxes or Other Taxes and as will leave such Bank in no better or worse position than it would have been in if the payment of such Taxes or Other Taxes had not been required.
Nothing in this Section 2.4.4(e) shall oblige any Bank to disclose to Borrower or any other person any information regarding its tax affairs or tax computations, or shall interfere with Bank's absolute

                                       11

discretion to arrange its tax affairs in whatever manner it thinks fit. In particular, no Bank shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

         (f) Survival of Obligations. The obligations of Borrower under this
Section 2.4.4 shall survive the termination of this Agreement and the repayment of the Obligations.

         2.4.5 Application of Payments. Except as otherwise expressly provided herein or in the other Credit Documents, payments made under this Agreement or the other Credit Documents and other amounts received by Administrative Agent,
Depositary Agent or the Banks under this Agreement or the other Credit Documents shall first be applied to any fees, costs, charges or expenses payable to
Administrative Agent, Depositary Agent or the Banks, next to any accrued but unpaid interest then due and owing, and then to outstanding principal then due and owing or otherwise to be prepaid, in each case hereunder or under the other
Credit Documents (in each case, such application to be made on a pro rata basis among such applicable Persons).

         2.4.6 Withholding Exemption Certificates. Each Bank upon becoming a
Bank and each Person to which any Bank grants a participation (or otherwise transfers its interest in this Agreement) upon the granting of such participation (or the occurrence of such other transfer) will deliver to
Administrative Agent and Borrower either (a) if such Bank or Person is a corporation established under the laws of the United States or any political subdivision thereof, an executed copy of a United States Internal Revenue
Service Form W-9, or (b) if such Bank or Person is not a corporation established under the laws of the United States or any political subdivision thereof, a duly completed and executed non-bank certificate in the form of Exhibit J hereto, if applicable, and two duly completed copies of United States Internal Revenue
Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be
(certifying therein an entitlement to a reduction in, or an exemption from,
United States withholding taxes). Each Bank or Person which delivers to Borrower and Administrative Agent a Form W-8BEN or W-8ECI pursuant to the preceding sentence shall deliver to Borrower and Administrative Agent two copies of each
Form W-8BEN or W-8ECI, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms previously delivered by it to
Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such Bank is entitled to receive payments under this Agreement without deduction or withholding (or at a reduced rate of withholding under any applicable tax treaty) of any United States federal income taxes, unless in any such cases an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Bank from duly completing and delivering any such form with respect to it and such Bank advises Borrower that it is not capable of receiving payments without any deduction or withholding (or at a reduced rate of withholding) of United States federal income tax, and in the case of Form W-8BEN or W-

                                       12

8ECI, establishing an exemption from United States backup withholding tax.
Borrower shall not be obligated, however, to pay any additional amounts in respect of United States federal income tax pursuant to Section 2.4.4 (or make an indemnification payment pursuant to Section 2.4.4) to any Bank (including any entity to which any Bank sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, any Note or any other Credit
Document) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure of such Bank to comply with its obligations under this Section 2.4.6.

         2.5 PRO RATA TREATMENT.

         2.5.1 Borrowings, Etc. Except as otherwise provided herein, (a) each
Borrowing consisting of Loans shall be made or allocated among the Banks pro rata according to their respective Proportionate Shares of such Loans and (b)
each payment of principal of and interest on Loans shall be made or shared among the Banks holding such Loans pro rata according to the respective unpaid principal amounts of such Loans held by such Banks.

         2.5.2 Sharing of Payments, Etc. If any Bank shall obtain any payment
(whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans owed to it, in excess of its Proportionate Share of payments on account of such Loans obtained by all Banks entitled to such payments, such Bank shall forthwith purchase from the other Banks such participation in the Loans, as the case may be, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them;
provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from such Bank shall be rescinded and each other Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such other Bank's Proportionate Share (according to the proportion of (a) the amount of such other Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.
Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.5.2 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of
Borrower in the amount of such participation.

    2.6 CHANGE OF CIRCUMSTANCES.

         2.6.1 Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loans, (a) Administrative Agent determines that the Adjusted LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market, or (b) Banks holding aggregate Proportionate Shares of 33-1/3% or more of the Loans shall advise
Administrative Agent that (i) the rates of interest for such LIBOR Loans do not adequately and fairly reflect the cost to such Banks of making or maintaining such Loans or (ii) deposits in Dollars in the London interbank market are not available to such Banks (as conclusively certified by each such Bank in good faith in writing to Administrative Agent and to Borrower) in the ordinary course of business in sufficient amounts to make and/or maintain their LIBOR Loans, then Administrative Agent shall immediately give notice of such condition to
Borrower. After

                                       13

the giving of any such notice and until Administrative Agent shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist (which Administrative Agent shall deliver to Borrower promptly, and in any event within 2 Banking Days, after the cessation of such circumstances),
Borrower's right to request from the applicable affected Banks the making of or conversion to, and the applicable affected Banks' obligations to make or convert to, LIBOR Loans shall be suspended; provided, however, that Borrower shall have the right in such event to request the making of or conversion to, and the applicable affected Banks shall be obligated to make or convert to, LIBOR Loans with an Interest Period that is 1, 3, 6 or 9 months (as selected by such Banks)
if the circumstances giving rise to the conditions described in this Section
2.6.1 are not applicable to LIBOR Loans with such shorter Interest Period. Any
LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such Loans into
Base Rate Loans unless such suspension has then ended.

         2.6.2 Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any
Governmental Instrumentality, or compliance by any Bank or Borrower with any request or directive (whether or not having the force of law, but if not having the force of law, being of a type with which a Bank customarily complies) of any
Governmental Instrumentality (a "Change of Law") shall make it unlawful or impossible for any Bank to make or maintain any LIBOR Loan, then such Bank shall immediately notify Administrative Agent and Borrower of such Change of Law. Upon receipt of such notice, (a) Borrower's right to request the making of or conversion to, and such Bank's obligations to make or convert to, LIBOR Loans shall be suspended for so long as such condition shall exist, and (b) Borrower shall, at the request of such Bank, at Borrower's option either (i) pursuant to
Section 2.1.5, convert any then outstanding LIBOR Loans into Base Rate Loans at the end of the current Interest Periods for such Loans, or (ii) immediately repay pursuant to Section 2.1.6 or convert LIBOR Loans of the affected Type into
Base Rate Loans if such Bank shall notify Borrower that such Bank may not lawfully continue to fund and maintain such Loans. Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 2.7 (but not for purposes of Section 2.1.6(b)).

         2.6.3 Increased Costs. If, after the date of this Agreement, any Change of Law:

         (a) shall subject any Bank to any tax, duty or other charge with respect to any LIBOR Loan or Commitment in respect thereof, or shall change the basis of taxation of payments by Borrower to any Bank on such a Loan or with respect to any such Commitment (except for Taxes, Other Taxes or changes in the rate of taxation on the overall net income of any Bank); or

         (b) shall impose, modify or hold applicable any reserve, special deposit or similar requirement (without duplication of any reserve requirement included within the applicable Interest Rate through the definition of "Reserve
Requirement") against assets held by,

                                       14

deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Bank for any LIBOR Loan; or

         (c) shall impose on any Bank any other condition directly related to any LIBOR Loan or Commitment in respect thereof;

and the effect of any of the foregoing is to increase the cost to such Bank of making, issuing, creating, renewing, participating in (subject to the limitations in Section 9.13) or maintaining any such LIBOR Loan or Commitment in respect thereof or to reduce any amount receivable by such Bank hereunder, then
Borrower shall from time to time, within thirty days after demand by such Bank, pay to such Bank additional amounts sufficient to reimburse such Bank for such increased costs or to compensate such Bank for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts and the basis for determination of such amount, submitted by such Bank to Borrower, shall, in the absence of manifest error, be conclusive and binding on Borrower for purposes of this Agreement.

         2.6.4 Capital Requirements. If any Bank determines that (a) any Change of Law after the date of this Agreement increases the amount of capital required or expected to be maintained by such Bank, or the Lending Office of such Bank or any Person controlling such Bank (a "Capital Adequacy Requirement"), and (b) the amount of capital maintained by such Bank or such Person which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such
Bank's or such Person's policies with respect to capital adequacy), then
Borrower shall pay to such Bank or such Person, within thirty days after delivery of demand by such Bank or such Person, such amounts as such Bank or such Person shall reasonably determine are necessary to compensate such Bank or such Person for the increased costs to such Bank or such Person of such increased capital. A certificate of such Bank or such Person, setting forth in reasonable detail the computation of any such increased costs, delivered to
Borrower by such Bank or such Person shall, in the absence of manifest error, be conclusive and binding on Borrower for purposes of this Agreement.

         2.6.5 Notice; Participating Banks' Rights. Each Bank shall notify
Borrower of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Section 2.6, as promptly as practicable, and in no event later than 90 days after the principal officer of such Bank responsible for administering this Agreement obtains knowledge thereof; provided that any Bank's failure to notify Borrower within such 90 day period shall not relieve Borrower of its obligation under this Section 2.6 with respect to claims arising prior to the end of such period, but shall relieve
Borrower of its obligations under this Section 2.6 with respect to the time between the end of such period and such time as Borrower receives notice from the indemnitee as provided herein. No Person purchasing from a Bank a participation in any Loan (as opposed to an assignment) shall be entitled to any payment from or on behalf of Borrower pursuant to Section 2.4.4, Section 2.6.3 or Section 2.6.4 which would be in excess of the applicable proportionate amount
(based on the portion of the Loan in which such Person is participating) which would then be payable to such Bank if such Bank had not sold a participation in that portion of the Loan.

                                       15

         2.7 FUNDING LOSSES. If Borrower shall (a) repay or prepay any LIBOR
Loans on any day other than the last day of an Interest Period for such Loans
(whether an optional prepayment or a Mandatory Prepayment), (b) fail to borrow any LIBOR Loans in accordance with a Notice of Borrowing delivered to
Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) after such Notice of Loan Borrowing has become irrevocable, (c) fail to convert any Loans into LIBOR Loans in accordance with a Notice of Conversion of Loan Type delivered to Administrative Agent
(whether as a result of the failure to satisfy any applicable conditions or otherwise) after such Notice of Conversion of Loan Type has become irrevocable,
(d) fail to continue a LIBOR Loan in accordance with a Confirmation of Interest
Period Selection delivered to Administrative Agent, or (e) fail to make any prepayment in accordance with any notice of prepayment delivered to
Administrative Agent, then Borrower shall, within ten Banking Days after demand by any Bank, reimburse such Bank for all reasonable costs and losses incurred by such Bank as a result of such repayment, prepayment or failure ("Liquidation
Costs"). Borrower understands that such costs and losses may include losses incurred by a Bank as a result of funding and other contracts entered into by such Bank to fund LIBOR Loans (other than non-receipt of the margin applicable to such LIBOR Loans). Each Bank demanding payment under this Section 2.7 shall deliver to Borrower a certificate setting forth in reasonable detail the basis for and the amount of costs and losses for which demand is made. Such a certificate so delivered to Borrower shall, in the absence of manifest error, be conclusive and binding as to the amount of such loss for purposes of this
Agreement.

    2.8 ALTERNATE OFFICE.

         2.8.1 To the extent reasonably possible, each Bank shall designate an alternative Lending Office with respect to its LIBOR Loans and otherwise take any reasonable actions to reduce any liability of Borrower to any Bank under
Section 2.4.4, 2.6.3, 2.6.4 or 2.7, or to avoid the unavailability of any Type of Loans under Section 2.6.1 or 2.6.2 so long as (in the case of the designation of an alternative Lending Office) such Bank, in its sole discretion, determines that (a) such designation is not disadvantageous to such Bank and (b) such actions would eliminate or reduce liability to such Bank. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or actions within ten Banking Days of demand thereof to
Borrower.

         2.8.2 Upon written notice to Administrative Agent, any Bank may designate a Lending Office other than the Lending Office most recently designated to Administrative Agent and may assign all of its interests under the
Credit Documents and its Notes (if any) to such Lending Office; provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower under
Section 2.4.4, 2.6.3 or 2.6.4 or make an Interest Rate option unavailable pursuant to Section 2.6.1 or 2.6.2.

    2.9 REPLACEMENT OF BANK IN RESPECT OF INCREASED COSTS.

         2.9.1 Within fifteen days after receipt by Borrower of (a) written notice and demand from any Bank (an "Affected Bank") for payment of additional amounts or increased costs as provided in Section 2.4.4, 2.6.3 or 2.6.4, (b)
notice that such Bank is suspending its

                                       16

obligation to make or convert to LIBOR Loans with an Interest Period of twelve months as provided in Section 2.6.1, or (c) notice that it is unlawful for such
Bank to make LIBOR Loans as provided in Section 2.6.2, Borrower may, at its option, notify Administrative Agent and such Affected Bank of its intention to replace the Affected Bank. So long as no Event of Default shall have occurred and be continuing, Borrower may obtain, at Borrower's expense, one or more replacement Banks (each, a "Replacement Bank") for the Affected Bank, which
Replacement Banks shall be reasonably satisfactory to Administrative Agent. If
Borrower obtains a Replacement Bank within 90 days following notice of its intention to do so, the Affected Bank must sell and assign its Loans to such
Replacement Banks for an aggregate amount equal to the principal balance of all
Loans held by the Affected Bank and all accrued interest and fees with respect thereto through the date of such sale; provided, however, that Borrower shall have reimbursed such Affected Bank for the additional amounts, increased costs, and any other amounts that it is entitled to receive under this Agreement through the date of such sale and assignment.

         2.9.2 Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Bank if the Affected Bank rescinds its demand for increased costs or additional amounts within fifteen days following its receipt of Borrower's notice of intention to replace such Affected Bank. If Borrower gives a notice of intention to replace and does not so replace such Affected
Bank within 90 days thereafter, Borrower's rights relating to any previously incurred increased costs or additional amounts under this Section 2.9 shall terminate and Borrower shall promptly pay all increased costs or additional amounts previously demanded by such Affected Bank pursuant to Sections 2.4.4,
2.6.1, 2.6.3 or 2.6.4.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

     3.1 CONDITIONS PRECEDENT TO THE CLOSING DATE. The obligation of each Bank to make the Loans under this Agreement is subject to the prior satisfaction of each of the following conditions (unless waived in writing by Administrative
Agent with the consent of the Banks) on or before December 31, 2003 (the date such conditions precedent are so satisfied or waived being referred to as the
"Closing Date"):

         3.1.1 Resolutions. Delivery to Administrative Agent of a copy of one or more resolutions or other authorizations, in form and substance reasonably satisfactory to Administrative Agent, of Ormat Technologies, Sponsor, Borrower,
OrHeber 1, ORNI and OrMammoth certified by a Responsible Officer of each such
Loan Party as being in full force and effect on the Closing Date, authorizing, as applicable and among other things, the Loans, the granting of the Liens under the Collateral Documents, the contribution (in the case of Sponsor) of Equity
Funds and/or Subordinated Loans to Borrower, and the execution, delivery and performance (in the case of OrHeber 1 and OrMammoth) of the Acquisition
Agreement and (in the case of all such Loan Parties) the relevant Credit
Documents to which each such Loan Party is a party.

         3.1.2 Incumbency. Delivery to Administrative Agent of a certificate from Sponsor, Borrower, OrHeber 1, ORNI and OrMammoth signed by the appropriate authorized

                                       17

officer of such Loan Party and dated as of the Closing Date, as to the incumbency of the natural Persons authorized to execute and deliver the Credit
Documents to which such Loan Party is a party.

         3.1.3 Formation Documents. Delivery to Administrative Agent of (a)
copies of the certificate of incorporation of Sponsor, Borrower, OrHeber 1,
OrHeber 2, OrHeber 3, ORNI and OrMammoth, certified by the Secretary of State of
Delaware, and (b) copies of the bylaws of each such Loan Party, certified by an officer of such Loan Party as being true, correct and complete on the Closing
Date.

         3.1.4 Good Standing Certificates. Delivery to Administrative Agent of
certificates issued by (a) the Secretary of State of Delaware, for each of Ormat
Technologies, Sponsor, Borrower, OrHeber 1, OrHeber 2, OrHeber 3, ORNI and
OrMammoth, and (b) the Secretary of the State of California, for Borrower, in
each case (i) dated no more than ten days prior to the Closing Date and (ii)
certifying that the applicable party is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such states.

         3.1.5 Third Party and Bankruptcy Court Approvals. Administrative Agent
shall have received copies of any approval or consents required from (a) any
Person under Section 7 of the Acquisition Agreement and (b) GECC in connection with the acquisition by Borrower, OrHeber 1, ORNI, OrHeber 2 and OrHeber 3 of
their respective ownership interests in SIGC, HGC and HFC as such ownership interests are set forth in Section 4.2.2, rather than as set forth in the
Acquisition Agreement, the Confirmation Plan or the Seller Plan of
Reorganization. The Bankruptcy Court shall have entered the Confirmation Order, the Confirmation Order shall not have been amended, modified, vacated or stayed in any manner and shall have become final and non-appealable. All of the conditions precedent to the occurrence of the effective date under the Seller
Plan of Reorganization shall have occurred (provided that no condition to the occurrence of such effective date shall have been waived without the consent of the Banks), other than any condition related to the consummation of the
Acquisition.

         3.1.6 Credit Documents. Delivery to Administrative Agent of executed originals of this Agreement, the Notes, the Depositary Agreement, the Security
Agreements referred to in clauses (a), (d) and (e) of the definition thereof, the Pledge Agreements referred to in clauses (a), (b) (c) and (e) of the definition thereof, the Escrow Agreement, the Fee Letter, the Subordination
Agreements, the Sponsor Guaranty, the Subsidiary Guaranties referred to in clauses (c) and (d) of the definition thereof and the Ormat Industries Letter, all of which shall have been duly authorized, executed and delivered by the parties thereto.

         3.1.7 Certificates of Sponsor and Borrower. Delivery to Administrative
Agent of (a) a certificate, dated as of the Closing Date, duly executed by a
Responsible Officer of Borrower, in substantially the form of Exhibit F-1, which certificate shall state that (i) all conditions precedent to the occurrence of the Closing Date shall have been satisfied, (ii) all conditions (other than the payment of the purchase price) to the consummation of the Acquisition in accordance with the terms and provisions of the Acquisition Agreement have been satisfied without waiver or amendment (unless agreed to by the Banks), (iii)
Borrower has complied with all of the terms and provisions of, and representations and warranties contained in, the

                                       19

Commitment Letter, (iv) immediately prior to and after the Closing Date and the consummation of the Acquisition, Borrower, OrHeber 1 and OrMammoth is and will be Solvent, and (v) the Projections, the Initial Operating Budget and the
Initial Capital Expenditures Budget were prepared in good faith based on reasonable assumptions and (b) a certificate, dated as of the Closing Date, duly executed by a Responsible Officer of Sponsor, in substantially the form of
Exhibit F-2, which certificate shall state that all of the representations and warranties set forth in the Sponsor Guaranty are true and correct.

         3.1.8 Legal Opinions. Delivery to Administrative Agent of opinions of counsel to Ormat Technologies, Sponsor, Borrower, OrHeber 1, ORNI and OrMammoth,
in each case in form and substance reasonably satisfactory to the Banks.

         3.1.9 Insurance. Insurance complying with terms and conditions set forth in Exhibit K shall be in full force and effect and Administrative Agent shall have received (a) a certificate from Borrower's insurance broker(s), dated as of a date which is no earlier than three days prior to the Closing Date, (i)
identifying underwriters, type of insurance, insurance limits and policy terms, in each case substantially in the manner typically described in certificates of this nature, (ii) describing the insurance obtained and (iii) stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that, in the opinion of such broker(s), such insurance complies with the terms and conditions set forth in the Credit Documents, and
(b) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer), each in form and substance reasonably satisfactory to
Administrative Agent.

         3.1.10 Conditions under Acquisition Agreement. The transactions described in the Acquisition Agreement (other than the payment of the purchase price) which are to occur on or prior to the Closing Date shall have been consummated without amendment or waiver (that have not been agreed to by the
Banks) in accordance with the terms and provisions of the Acquisition Agreement.

         3.1.11 Funding of Equity; Funds Flow. Sponsor shall have contributed
$27,425,603.92 in Equity Funds and/or Subordinated Loans to Borrower, and
Sponsor and Borrower shall have caused such contributions to be deposited in the
Funding Account. Administrative Agent, Sponsor and Borrower shall have entered into the Funds Flow Memorandum, which shall provide, among other things, that
Administrative Agent will disburse all amounts on deposit in the Funding Account
(including such Equity Funds and/or Subordinated Loans and the Loan proceeds), other than agreed-upon amounts reserved for the payment of certain fees and expenses and working capital purposes, to the Sellers under the Acquisition
Agreement upon (a) the satisfaction of each of the conditions precedent set forth in this Article 3 and (b) the consent of the Banks and Borrower.

         3.1.12 Permits. Each of the material discretionary Permits necessary for the performance of Borrower's, OrHeber 1's, OrHeber 2's, OrHeber 3's, ORNI's
and OrMammoth's obligations under the Acquisition Agreement and the Credit
Documents as of the Closing Date (a) shall have been duly obtained, except for such renewals, transfers, reissuance, or modifications of existing permits that can reasonably be obtained in the normal course, (b) shall

                                       19

be in full force and effect, (c) shall not be subject to any current legal proceeding, and (d) shall not be subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such
Permit, and all applicable appeal periods with respect to such Permit shall have expired. Each such Permit shall not be subject to any restriction, condition, limitation or other provision which could reasonably be expected to have a
Material Adverse Effect or result in any of the Projects being operated in a manner substantially inconsistent with the assumptions underlying the
Projections.

         3.1.13 Absence of Litigation. No action, suit, proceeding or investigation shall have been instituted or threatened in writing against any
Loan Party (other than those described in Schedule 4.18 to the Acquisition
Agreement and actions, suits, proceedings or investigations against Ormat
Technologies) that (a) contests the Acquisition or any of the transactions under the Credit Documents or (b) could reasonably be expected to have a Material
Adverse Effect. No action, suit, proceeding or investigation shall have been instituted or threatened in writing against any other Major Project Participant that could reasonably be expected to have a Material Adverse Effect.

         3.1.14 Payment of Fees. All taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the Credit
Documents shall have been paid in full or, as approved by Administrative Agent, provided for. Administrative Agent shall have deducted out of the proceeds of the Loans all outstanding amounts due, as of the Closing Date, and owing to (a)
the Banks or Administrative Agent under any fee letter or other agreement or pursuant to Section 2.3, (b) the Banks' attorneys and consultants and the Title
Insurer for all services rendered and billed prior to the Closing Date and (c)
the Depositary Agent under the Depositary Agreement.

         3.1.15 UCC Reports. Delivery to Administrative Agent of a UCC report of a date no less recent than five Banking Days before the Closing Date for each of the jurisdictions in which the UCC-1 financing statements and the fixture filings are intended to be filed in respect of the Collateral, showing that upon due filing or recordation (assuming such filing or recordation occurred on the date of such respective reports), as the case may be, and after giving effect to the Acquisition, the Liens created under the Collateral Documents will be prior to all other Liens on the Collateral (except for the GECC Liens, the mechanics'
liens referred to in item No. 7 to Schedule 4.10 of the Acquisition Agreement and any Liens on the Uninsured Real Property Interests or the real property that is subject thereto) which are perfected by filing or recording.

         3.1.16 No Material Adverse Change. Since November 14, 2003, no Material
Adverse Effect (under and as defined in the Acquisition Agreement) has occurred and is continuing.

         3.1.17 Perfection of Liens. All actions necessary or desirable to perfect the Liens of the Collateral Documents to which Sponsor, Borrower,
OrHeber 1, ORNI and OrMammoth are a party as of the Closing Date shall have been taken (including (a) the delivery of certificated securities of Borrower,
OrHeber 1 and OrMammoth, together with executed,

                                       20

undated transfer documents and (b) the filing of UCC-1 financing statements naming the applicable Loan Party as the debtor and Administrative Agent as the secured party).

         3.1.18 Establishment of Accounts. The Operating Accounts and the
Accounts required to be established as of the Closing Date under the Depositary
Agreement shall have been established to the satisfaction of the Banks.

         3.1.19 Representations and Warranties. Each representation and warranty of Sponsor, Borrower, OrHeber 1, ORNI and OrMammoth under the Credit Documents shall be true and correct as of the Closing Date.

         3.1.20 No Default. No Event of Default or Potential Event of Default
shall have occurred and be continuing as of the Closing Date, or will result from the Acquisition and the consummation of the transactions contemplated by
Section 3.2.

         3.1.21 BLM Notice. Delivery to Administrative Agent of a copy of one or more notices from Borrower to the United States Bureau of Land Management and
any other applicable Persons with respect to the change in ownership of the
Project Companies and Borrower's intention to replace certain bonds described in
Schedule 4.10 to the Acquisition Agreement.

         3.1.22 Notice of Borrowing. Delivery to Administrative Agent of a
properly completed Notice of Borrowing.

         3.1.23 Process Agents. Delivery to Administrative Agent of evidence that each of Sponsor, Borrower, OrHeber 1, ORNI and OrMammoth has appointed CT
Corporation System as its respective agent for service of process in the State of New York.

         3.1.24 Escrow. Execution and delivery to Administrative Agent of an
Escrow Agreement (the "Escrow Agreement"), in substantially the form of Exhibit
C-4, among Sponsor, Borrower, Administrative Agent and Chicago Title Company.

    3.2 TRANSACTIONS TO OCCUR AT CLOSING. No later than 5:00 p.m. (New York
City time) on the Closing Date, Borrower shall cause each of the following to occur (the satisfaction of each of the following being referred to as the "Close of Escrow"):

         3.2.1 Acquisition. Consummation of the Acquisition in accordance with the terms of (and without any waivers or amendments unless agreed to by the
Banks to) the Acquisition Agreement.

         3.2.2 Resolutions. Delivery to Administrative Agent of a copy of one or more resolutions or other authorizations of each Loan Party (other than Ormat
Technologies, Sponsor, Borrower, OrHeber 1, OrHeber 2, OrHeber 3, ORNI,
OrMammoth, Mammoth Lakes and SIGC) certified by an officer of each such Loan
Party as being in full force and effect on the Closing Date, authorizing, as applicable and among other things, the granting of the Liens under the

                                       21

Collateral Documents and the execution, delivery and performance of the Credit
Documents to which such Loan Party is a party.

         3.2.3 Incumbency. Delivery to Administrative Agent of a certificate from each Loan Party (other than Ormat Technologies, Sponsor, Borrower, OrHeber
1, OrHeber 2, OrHeber 3, ORNI, OrMammoth, Mammoth Lakes and SIGC) signed by the appropriate authorized officer of each such Loan Party and dated as of the
Closing Date, as to the incumbency of the natural Persons authorized to execute and deliver the Credit Documents to which such Loan Party is a party.

         3.2.4 Formation Documents. Delivery to Administrative Agent of the
Governing Documents of each Loan Party (other than Ormat Technologies, Sponsor,
Borrower, OrHeber 1, OrHeber 2, OrHeber 3, ORNI and OrMammoth), certified by an officer of such Loan Party as being true, correct and complete on the Closing
Date.

         3.2.5 Good Standing Certificates. Delivery to Administrative Agent of
certificates issued by the secretary of state of the state in which each Loan
Party (other than Ormat Technologies, Sponsor, Borrower, OrHeber 1, OrHeber 2,
OrHeber 3, ORNI and OrMammoth) is formed or incorporated, as applicable, (a)
dated no more than ten days prior to the Closing Date and (b) certifying that such Loan Party is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such states.

         3.2.6 Credit Documents and Major Project Documents. Delivery to
Administrative Agent of (a) executed originals of each Credit Document to be executed by any Loan Party on the Closing Date, other than (i) those Credit
Documents delivered under Section 3.1.6 above and (ii) Consents, and (b) a certified list of, and true, correct and complete copies of, each Major Project
Document in effect as of the Closing Date, and, in each case, all of which shall have been duly authorized, executed and delivered by the parties thereto.

         3.2.7 Certificate of Officer. Delivery to Administrative Agent of a
certificate, dated as of the Closing Date and in substantially the form of
Exhibit F-3, duly executed by a Responsible Officer of each Loan Party (other than Ormat Technologies, Sponsor, Mammoth Lakes, OrHeber 2, OrHeber 3, ORNI and
SIGC) which certificate shall, among other things, state that (a) neither such
Loan Party nor, to such Loan Party's knowledge, any other party to any Major
Project Document is or, but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder, (b) all conditions precedent to the performance of such Loan Party, and, to such Loan Party's knowledge, all conditions precedent to the performance of the other parties under the Major Project Documents then required to have been performed shall have been satisfied, (c) immediately prior to and at the Close of Escrow, each of the Guarantors is Solvent and (d) all conditions precedent set forth in this
Section shall have been satisfied.

         3.2.8 Legal Opinions. Delivery to Administrative Agent of opinions of counsel to the Loan Parties and Affiliates thereof (if any) (other than Ormat
Technologies, Sponsor and Borrower) which are parties to any Major Project
Document, in each case in form and substance reasonably satisfactory to the
Banks.

                                       22

         3.2.9 Utilities. All potable water, sewer, telephone, electric and all other utility services necessary for the leasing, ownership and operation of the
Projects shall have been contracted for.

         3.2.10 Permits. Each of the material discretionary Permits necessary for the performance of the applicable Loan Party's (other than Ormat
Technologies') or the applicable Major Project Participant's obligations under the Credit Documents or the Major Project Documents as of the Closing Date (a)
shall have been duly obtained, except for such renewals, transfers, reissuance, or modifications of existing permits that can reasonably be obtained in the normal course, (b) shall be in full force and effect, (c) shall not be subject to any current legal proceeding, and (d) shall not be subject to any Unsatisfied
Condition that could reasonably be expected to result in material modification or revocation of such Permit, and all applicable appeal periods with respect to such Permit shall have expired. Each such Permit shall not be subject to any restriction, condition, limitation or other provision which could reasonably be expected to have a Material Adverse Effect or result in any of the Projects being operated in a manner substantially inconsistent with the assumptions underlying the Projections.

         3.2.11 Perfection of Liens. All actions necessary or desirable to perfect the Liens of the Collateral Documents to which OrHeber 1, OrMammoth, HFC and HGC are a party as of the Closing Date shall have been taken (including the filing of UCC-1 financing statements naming HFC and HGC (as the case may be) as the debtor and Administrative Agent as the secured party).

         3.2.12 ALTA Title Policy.

         (a) Subject to clause (c) of this Section 3.2.12, delivery to
Administrative Agent of a lender's ALTA extended coverage policy of title insurance, together with such endorsements thereto as are reasonably required by the Banks (which shall include, but not be limited to, a tie-in endorsement for all such policies), or the commitment of Title Insurer to issue such a policy, dated as of the Closing Date, in the amount of $125,000,000, issued by Title
Insurer in form and substance substantially similar to the owner's ALTA policy of title insurance provided to Borrower under the Acquisition Agreement, insuring (or agreeing to insure) that:

              (i) each of HFC and HGC has a good, marketable and insurable leasehold, easement and/or fee interest in the material real property interests comprising the applicable Project, in each case free and clear of Liens, encumbrances or other exceptions to title, other than the Title Exceptions; and

              (ii) each Deed of Trust creates (or will create when recorded) a valid first-priority Lien on HFC's or HGC's (as the case may be) interest in the applicable Mortgaged Property, free and clear of all Liens, encumbrances and exceptions to title whatsoever, other than the Title Exceptions.

         (b) The Banks shall have determined that each title policy or title commitment referred to in clause (a) above shall be in all material respects the same as the title policies referred to in Schedule 7.9 to the Acquisition
Agreement; provided, however, that any additional

                                       23

exceptions to title contained in such Bank's policy or commitment shall be permitted only if they do not violate the Real Property Standard.

         (c) The ALTA policy of title insurance set forth in Section 3.2.12(a)
shall (i) not provide coverage to Administrative Agent for any real property interests located in Mono County, California, (ii) not contain an exception for mechanics' or materialmen's liens, except for (A) the mechanic's liens described in item No. 7 to Schedule 4.10 of the Acquisition Agreement, (B) any other mechanics' and materialmen's liens that do not violate the Real Property
Standard and (C) the mechanics' and materialmen's lien exceptions and exclusions set forth in the policy jacket and (iii) be permitted to contain one or more exceptions for matters that would be shown by an ALTA survey.

         3.2.13 Real Estate Rights. Each Project Company shall have obtained and shall hold all leasehold or other possessory rights in real estate, together with necessary real property Permits and access rights necessary for (a)
performance in full of each such Project Company's obligations under the Credit
Documents and Major Project Documents to which such Project Company is a party, and (b) the leasing, ownership and operation of the Projects in accordance with the Projections; in each case except to the extent that any such missing leases, possessory rights, real property Permits or access rights do not violate the
Real Property Standard.

         3.2.14 Request for Notice. Requests for Notice shall have been recorded in favor of Administrative Agent with respect to any Major Project Documents that are subject to recorded underlying Liens.

         3.2.15 Regulatory Status. (a) Each Project is, and has been since it commenced commercial operation, (i) a QF, and (ii) exempt from all provisions of the FPA except Sections 1-18, 202(c), 210-214, 305(c) and such provisions of
Part III of the FPA as may be necessary for FERC actions to enforce the foregoing; and (b) each Project's FERC Form 556 most recently filed with FERC contains current and accurate ownership and operating characteristics of the
Project.

         3.2.16 Representations and Warranties. Each representation and warranty of each Loan Party under the Credit Documents shall be true and correct.

         3.2.17 No Default. No Event of Default or Potential Event of Default
shall have occurred and be continuing, or will result from the Acquisition and the consummation of the transactions contemplated by this Section 3.2.

         3.2.18 Process Agents. Delivery to Administrative Agent of evidence that each Loan Party (other than Ormat Technologies, Sponsor, Borrower, OrHeber
1, OrHeber 2, OrHeber 3, ORNI, OrMammoth, SIGC and Mammoth Lakes) has appointed
CT Corporation System as its respective agent for service of process in the
State of New York in respect of each Credit Document to which such Person is a party which is governed by the laws of the State of New York.

                                       24

         3.2.19 Close of Escrow. Concurrently with the payment of the purchase price with respect to the condition precedent set forth in Section 3.2.1, the termination of the escrow under the Escrow Agreement shall occur and all documents and closing deliverables contained in such escrow shall be released from such escrow.

    3.3 MAMMOTH COLLATERAL RELEASE

         3.3.1 Upon the written request of Borrower, Administrative Agent, on the behalf of Secured Parties, (a) shall return to Borrower all Pledged Equity
Interests (as defined in the Pledge Agreements described in clause (c) of the definition thereof) of OrMammoth free and clear of the Liens imposed by the applicable Pledge Agreements, (b) shall execute and deliver to Borrower and
OrMammoth such documents and instruments (including UCC-3 termination statements), in each case as may be reasonably necessary to release the Liens granted to Administrative Agent, for the benefit of Secured Parties, in respect of the Collateral directly relating to OrMammoth and the Mammoth Project, and
(c) shall execute and deliver to Borrower and OrMammoth such documents and instruments as may be reasonably necessary to release OrMammoth from its obligations under the applicable Subsidiary Guaranty, the Depositary Agreement and the other Credit Documents to which such Loan Party is a party, provided that either the Mammoth Prepayment Conditions or the GE Buyout Conditions are
satisfied (the satisfaction of either the Mammoth Prepayment Conditions or the
GE Buyout Conditions and the related release of Collateral described in this
Section 3.3.1 being referred to as the "Mammoth Collateral Release").

         3.3.2 Upon the satisfaction of the Mammoth Prepayment Conditions, then
(a) Administrative Agent shall undertake each of the actions specified in
Section 3.3.1, and (b) the amounts on deposit in the Funding Account shall be held in the Funding Account until the earlier to occur of (i) the satisfaction of the GE Buyout Conditions and (ii) the date Borrower delivers a notice (the
"Release Notice") to Administrative Agent requesting that the funds on deposit in the Funding Account be applied to the prepayment of the Loans pursuant to this Section and Section 2.1.6(a)(i) (other than clauses (C) and (D) thereof)
(it being acknowledged and agreed that, from and after the date of the delivery of the Release Notice (the "Release Date"), Beal Bank, S.S.B. shall be released from all of its obligations under the Credit Documents (including the Fee
Letter) to provide any financing relating to the Lease Buyout or any other Lease
Solution). Subject to Section 3.3.3, if the satisfaction of the GE Buyout
Conditions occurs on or before the Release Date, then the amounts on deposit in the Funding Account shall be transferred to Sponsor free and clear of the Liens imposed by the Collateral Documents. Subject to Section 3.3.3, if the
satisfaction of the GE Buyout Conditions does not occur on or before the Release
Date, then the amounts on deposit in the Funding Account shall be transferred to
Administrative Agent and applied to the prepayment of the Loans pursuant to
Section 2.1.6(a)(i) (other than clauses (C) and (D) thereof).

         3.3.3 Each of the parties hereto acknowledges and agrees that (a) the deposit of amounts into the Funding Account pursuant to Section 3.3.2 and otherwise in connection with the Mammoth Collateral Release shall not constitute a prepayment of Loans until such time (if ever) such amounts are transferred to
Administrative Agent and applied to the prepayment of the Loans pursuant to
Section 2.1.6(a)(i) (other than clauses (C) and (D) thereof), and (b) all Loans

                                       25

to be prepaid or transferred to Sponsor using amounts from the Funding Account shall continue to accrue interest at the then-applicable interest rate for such
Loans until actually prepaid. Without limiting the foregoing, if such amounts are transferred to Sponsor, then (i) the corresponding amount of Loans (i.e.,
$28,900,000) shall at all times (including during such times as such amounts are on deposit in the Funding Account) be deemed to be outstanding under the Credit
Agreement and (ii) interest on such amounts shall be due and payable in accordance with the provisions of Section 2.1.2.

         3.3.4 Each of the parties hereto acknowledges and agrees that, upon the release of OrMammoth from its obligations under the applicable Subsidiary
Guaranty, the Depositary Agreement and the other Credit Documents to which such
Loan Party is a party and the release of the Collateral directly relating to
OrMammoth and the Mammoth Project pursuant to this Section 3.3 and notwithstanding anything to the contrary contained in any of the Credit
Documents, (a) OrMammoth shall be deemed not to be a "Loan Party",
"Non-Guarantor" or "Guarantor", (b) the Mammoth Project shall be deemed not to be a "Project", (c) each of OrMammoth and Mammoth Lakes shall be deemed to be a
"Nonrecourse Person", (d) Mammoth Lakes shall be deemed not to be a "Project
Company", (e) "Project Revenues" shall be deemed not to include any income, cash, receipts or proceeds generated by OrMammoth, Mammoth Lakes or the Mammoth
Project, (f) each Project Document solely related to the Mammoth Project shall be deemed not to be a "Project Document" or "Major Project Document", (g) each of the Loan Parties shall be released from all of their respective obligations under the Credit Documents with respect to OrMammoth, Mammoth Lakes and the
Mammoth Project (including any covenants or defaults directly related to
OrMammoth, Mammoth Lakes, the Mammoth Project or the Collateral being released as part of the Mammoth Collateral Release), other than the Loan Parties'
(excluding OrMammoth) obligations under Sections 5.24, 7.1.5, 7.1.13 and 10.4 of the Credit Agreement, and (h) on or before the second Banking Day following the
Mammoth Collateral Release, Borrower shall take all actions necessary to cause
OrMammoth and Mammoth Lakes not to be direct or indirect subsidiaries of
Borrower, any Guarantor or any Non-Guarantor.

         3.3.5 Concurrent with and as a condition to the Mammoth Collateral
Release, OrMammoth shall execute and deliver to Administrative Agent a release
(in form and substance reasonably satisfactory to Administrative Agent), pursuant to which OrMammoth shall release each Secured Party from any and all claims which OrMammoth may have against any of the Secured Parties arising from the Operative Documents and the transactions contemplated thereby.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

                  Borrower makes the following representations and warranties to and in favor of Administrative Agent and the Banks (a) to the extent they relate to any Loan Party (other than Ormat Technologies, the Non-Guarantors (other than
ORNI) and the Project Companies), as of the Closing Date (unless such representation and warranty expressly relates solely to another time) both prior to and immediately after the consummation of the Acquisition and (b) to the extent they relate to any of each Non-Guarantor (other than ORNI) and each
Project Company,

                                       26

as of the Closing Date (unless such representation and warranty expressly relates solely to another time) but immediately after giving effect to the consummation of the Acquisition, all of which shall survive the Closing Date, the Close of Escrow and the making of the Loans:

    4.1 EXISTENCE. Borrower, each Guarantor and each Non-Guarantor are organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation (as applicable) and are qualified to do business in such jurisdiction and in each other jurisdiction in which the conduct of their business requires such qualification (including, with respect to Borrower, the State of California).

    4.2 OWNERSHIP OF THE LOAN PARTIES.

         4.2.1 The equity interests in Borrower, each Guarantor and each
Non-Guarantor are duly authorized, validly issued and fully paid and nonassessable and, as of the Closing Date, none of such equity interests consists of margin stock.

         4.2.2 The capital structure of the Loan Parties (other than Ormat
Technologies) is accurately set forth on Exhibit L, and each of the following is true and correct:

         (a) Sponsor directly owns all of the equity interests in Borrower.

         (b) Borrower directly owns all of the equity interests in OrHeber 1, all of the equity interests in OrMammoth, a 50% general partnership interest in
HFC and a 50% general partnership interest in HGC.

         (c) OrHeber 1 directly owns a 50% general partnership interest in HFC, a 50% general partnership interest in HGC and all of the membership interests in
ORNI.

         (d) ORNI directly owns all of the equity interests in OrHeber 2 and all of the equity interests in OrHeber 3.

         (e) OrHeber 2 directly owns a 99.998% general partnership interest in
SIGC.

         (f) OrHeber 3 directly owns a 0.002% limited partnership interest in
SIGC.

         (g) OrMammoth directly owns a 1% limited partnership interest in
Mammoth Lakes and a 49% general partnership interest in Mammoth Lakes.

         (h) There no options, warrants, convertible securities or other rights to acquire any equity interests in Borrower, any Guarantor or any Non-Guarantor.

         (i) Borrower does not have any direct or indirect Subsidiaries, other than the Guarantors and Non-Guarantors.

    4.3 POWER AND AUTHORIZATION. Each of Borrower, each Guarantor and each
Non-Guarantor has full power and authority to conduct its business as contemplated by the Operative Documents. The Credit Documents and the Project
Documents to which Borrower, each

                                       27

Guarantor and each Non-Guarantor is a party have been duly authorized, executed and delivered by each such Loan Party.

    4.4 NO CONFLICT. The execution, delivery and performance by each of
Borrower, each Guarantor and each Non-Guarantor of the Credit Documents and
Major Project Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents and the Major Project
Documents do not and will not (a) violate any provision of (i) any Legal
Requirement applicable to Borrower, any of the Guarantors or any of the
Non-Guarantors, as the case may be, (ii) the Governing Documents of Borrower, any of the Guarantors or any of the Non-Guarantors, as the case may be, or (iii)
any order, judgment or decree of any court or agency or Governmental
Instrumentality binding on Borrower, any of the Guarantors or any of the
Non-Guarantors, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, any of the Guarantors or any of the Non-Guarantors, (c)
result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower, any of the Guarantors or any of the
Non-Guarantors (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of the Secured Parties), or (d)
require any approval of any Person, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the
Banks.

    4.5 ENFORCEABLE OBLIGATIONS. Each Credit Document and Major Project Document
to which Borrower, any of the Guarantors or any of the Non-Guarantors is a party constitutes a legal, valid and binding obligation of such Loan Party, as the case may be, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    4.6 COMPLIANCE WITH LAW. None of Borrower, any of the Guarantors or any of
the Non-Guarantors (a) is in violation of any applicable Legal Requirements in any material respect or (b) is subject to or in default in any material respect with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

    4.7 CONDUCT OF BUSINESS. The only business conducted by Borrower, OrHeber 1,
OrHeber 2, OrHeber 3, ORNI and OrMammoth is the ownership of those Loan Parties which they directly own, as described in Section 4.2.2. To the knowledge of
Borrower, the only business conducted by any of the Guarantors or Non-Guarantors is the business of directly or indirectly owning, operating, leasing, maintaining and using the Projects. Neither Borrower nor any Project Company is
a party to or bound by any material contract other than the Credit Documents and the Major Project Documents to which it is a party. The Guarantors and
Non-Guarantors (other than the Project Companies) are parties only to those agreements set forth on Exhibit G-5.

                                       28

    4.8 INVESTMENT COMPANY ACT. None of Borrower, any of the Guarantors or any
of the Non-Guarantors is an "investment company" or a "company controlled by an investment company", within the meaning of the Investment Company Act of 1940, as amended.

    4.9 ERISA. There are no ERISA Plans for any Loan Party (other than Ormat
Technologies) or any ERISA Affiliate.

    4.10 HAZARDOUS SUBSTANCES.

         4.10.1 Except as set forth in Exhibit G-4: (a) with respect to each
Site, none of Borrower, any of the Guarantors or any of the Non-Guarantors is
or, to Borrower's, each Guarantor's and each Non-Guarantor's knowledge, has in the past been in violation of any Hazardous Substance Law which violation could reasonably be expected to result in a material liability to such Loan Party or its properties and assets or in an inability of such Loan Party to perform its obligations under the Operative Documents; (b) none of Borrower, any of the
Guarantors, or any of the Non-Guarantors nor, to Borrower's, each Guarantor's and each Non-Guarantor's knowledge, any other Person has used, Released, generated, manufactured, produced or stored in, on, under, or about any Site, or
Released or arranged for the disposal at any other location of any Hazardous
Substances in any form, circumstance or condition that could reasonably be expected to subject any Secured Party to liability, or Borrower, any of the
Guarantors, or any of the Non-Guarantors to material liability, under any
Hazardous Substance Law; (c) to Borrower's, each Guarantor's and each
Non-Guarantor's knowledge, there are no underground tanks, whether operative or temporarily or permanently closed, located on any Site that could reasonably be expected to subject any Secured Party to liability, or Borrower, any of the
Guarantors, or any of the Non-Guarantors to material liability, under any
Hazardous Substance Law; (d) there are no Hazardous Substances used, stored or present at or on any Site except in material compliance with Hazardous Substance
Laws and other Legal Requirements or as disclosed in the Environmental Reports;
(e) to Borrower's, each Guarantor's and each Non-Guarantor's knowledge, there are no Hazardous Substances that could reasonably be expected to migrate onto any Site that could reasonably be expected to impose on Borrower, any of the
Guarantors, or any of the Non-Guarantors a material liability, except as disclosed in the Environmental Reports; and (f) to Borrower's, each Guarantor's and each Non-Guarantor's knowledge there neither is nor has been any condition, circumstance, action, activity or event that could reasonably be expected to be, or result in, a material violation by Borrower of any Hazardous Substance Law, or to result in liability of any Secured Party or material liability of
Borrower, any of the Guarantors, or any of the Non-Guarantors under any
Hazardous Substance Law.

         4.10.2 Except as set forth on Exhibit G-4, (a) as of the Closing Date, there is no pending or, to Borrower's, each Guarantor's and each Non-Guarantor's knowledge, threatened in writing, judicial or administrative action or proceeding seeking to impose material liability against Borrower or any
Guarantor or Non-Guarantor by any Governmental Instrumentality (including the
California Public Utilities Commission, U.S. Army Corps of Engineers and U.S.
Environmental Protection Agency) or any other Person which is not a Governmental
Instrumentality with respect to the presence or Release of Hazardous Substances in, on, from or to any Site and, (b) thereafter, there is no pending or, to
Borrower's, each Guarantor's and each

                                       29

Non-Guarantor's knowledge, threatened in writing, judicial or administrative action or proceeding by any Governmental Instrumentality (including the
California Public Utilities Commission, U.S. Army Corps of Engineers and U.S.
Environmental Protection Agency) or any non-governmental third party with respect to the presence or Release of Hazardous Substances in, on, from or to any Site which could reasonably be expected to have a Material Adverse Effect.

         4.10.3 Except as set forth on Exhibit G-4 or in the Environmental
Reports, to Borrower's, each Guarantor's and each Non-Guarantor's knowledge, there are no past violations that have not been finally resolved or existing violations of any Hazardous Substances Laws with respect to any Site, which violations could reasonably be expected to result in a material liability of
Borrower, any of the Guarantors, or any of the Non-Guarantors.

    4.11 LITIGATION.

         4.11.1 No action, suit, proceeding or investigation has been instituted or, to Borrower's, each Guarantor's and each Non-Guarantor's knowledge, threatened in writing against any Loan Party (other than Ormat Technologies), other than (i) those described in Schedule 4.18 to the Acquisition Agreement or
(ii) those that could not reasonably be expected to have a Material Adverse
Effect.

         4.11.2 None of Borrower, any Guarantor or any Non-Guarantor has any
knowledge of (a) any action, suit, proceeding or investigation that has been instituted or threatened in writing against any Major Project Participant, or by which any of them or their properties are bound, which could reasonably be expected to have a Material Adverse Effect, (b) any proceeding or investigation that has been instituted by the FERC which could reasonably be expected to result in the revocation of any Project's QF status or any other determination that one or more of the Projects has failed to comply with FERC's regulations relating to QFs, or (c) any order, judgment or decree has been issued or proposed to be issued by any Governmental Instrumentality that, as a result of the leasing, ownership or operation of any of the Projects, the sale of electricity therefrom or the entering into of any Credit Document or Project
Document or any transaction contemplated thereby, could reasonably be expected to cause or deem the Banks, Administrative Agent, Borrower or any Affiliate of
any of them to be subject to, or not exempted from, regulation under PUHCA or the FPA, or subject to laws or regulations of the State of California respecting the rates or the financial or organizational regulation of electric utilities.

         4.11.3 No action, suit or proceeding before or by any court, arbitrator or other Governmental Instrumentality is pending to which any Loan Party is a party or to which its business, assets or property is subject and, to
Borrower's, each Guarantor's and each Non-Guarantor's knowledge, no such action, suit or proceeding is threatened to which any such Loan Party or its business, assets or property would be subject that, in either case, questions the validity of any of the Credit Documents.

         4.12 LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of any of the Project Companies or, to Borrower's, each Guarantor's and each Non-Guarantor's knowledge, any Major Project Participant are currently affected by any fire, explosion, accident,

                                       30

strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material
Adverse Effect.

         4.13 DISCLOSURE. No information or documentation furnished by any of the Loan Parties to Administrative Agent or the Banks or to any consultant submitting a report to Administrative Agent or the Banks contained (at the time of delivery thereof) any untrue statement of a material fact or omitted (at the time of delivery thereof) to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which they were made at the time such statements were made
(other than (a) the Projections, (b) the Operating Budget, (c) the Capital
Expenditures Budget, (d) any information that was corrected or updated in writing by Borrower to the Banks prior to the Closing Date, and (e) any information which was provided by Borrower to any of the Banks' consultants prior to the Closing Date and which contains "forward looking statements"). To the knowledge of Borrower, no information which was provided by Borrower to any of the Banks' consultants prior to the Closing Date and which contains "forward looking statements" contained (at the time of delivery thereof) any untrue statement of a material fact or omitted (at the time of delivery thereof) to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which they were made at the time such statements were made. There is no fact known to Borrower, any
Guarantor or any Non-Guarantor which has had or could reasonably be expected to have a Material Adverse Effect which has not been disclosed in writing to
Administrative Agent and the Banks by or on behalf of Borrower on or prior to the Closing Date in connection with the transactions contemplated hereby.

    4.14 TAXES.

         4.14.1 Each of Borrower, each Guarantor and each Non-Guarantor has timely filed all federal, state and local tax returns and reports that it is required to file, and has paid all taxes, material assessments, utility charges, fees and other governmental charges it is required to pay to the extent due
(other than those taxes that it is contesting in good faith and by appropriate proceedings). None of Borrower, any Guarantor's or any Non-Guarantor has
received any written notice proposing tax assessment against any such Loan Party which could reasonably be expected to have a Material Adverse Effect. To the extent any taxes, assessments, charges and fees are being contested, the applicable Loan Party (other than Ormat Technologies) has established reserves that are adequate for the payment thereof in conformity with GAAP.

         4.14.2 To Borrower's, each Guarantor's and each Non-Guarantor's knowledge, (a) at all times since its formation, each Project Company has been an entity that is disregarded as separate from its owner for federal income tax purposes and (b) no IRS Form 8832 has ever been filed with respect to any
Project Company to treat such Project Company as other than a disregarded entity.

         4.14.3 None of Borrower, any Guarantor and any Non-Guarantor has any
liability for the taxes of any Person (other than itself) (i) under Treasury
Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or

                                       31

successor, (iii) by contract, or (iv) otherwise, other than those liabilities which are being assumed by (through indemnification of OrHeber 1, OrHeber 2,
OrHeber 3 and OrMammoth or otherwise) Covanta under the Acquisition Agreement.

         4.14.4 Borrower does not intend to treat the Loans (including the incurrence thereof) as being a "reportable transaction" (within the meaning of
Treasury Regulation Section 1.6011-4).

    4.15 OWNERSHIP OF PROPERTY; LIENS; MATERIAL REAL PROPERTY INTERESTS.
Borrower, each Guarantor and each Non-Guarantor have, as applicable, (a) good, marketable and insurable easement, fee and/or leasehold interest in each of the
Material Real Property Interests, free and clear of all Liens (other than the
Title Exceptions) and (b) good, marketable and valid title to all other
Collateral, free and clear of all Liens (other than Permitted Liens). With respect to each Project, the Title Exceptions do not, in the aggregate, materially and adversely affect the value, operations or use of such Project.
Exhibit G-6 contains an accurate and complete list of all of the Project
Companies' material real property interests (including fee, leasehold and easement interests).

    4.16 GOVERNMENTAL REGULATION. None of the Loan Parties, Administrative
Agent, or any Bank, nor any Affiliate of any of them will (solely as a result of the ownership, leasing or operation of the Projects, the sale of electricity, capacity or ancillary services therefrom or the entering into any Credit
Document or Project Document or any transaction contemplated thereby) be subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities, except that each Project Company will be subject to Sections 1-18, 21-30, 202(c), 210-214 and 305(c) of the FPA and such provisions of Part III of the FPA as may be necessary for FERC actions to enforce the foregoing. Except to the extent provided in the preceding clause, none of Borrower, any Guarantor or any Non-Guarantor will be deemed by any
Governmental Instrumentality to be subject to financial, organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility", or "public utility holding company" or any similar
Person under any applicable Governmental Rule.

    4.17 MARGIN STOCK. None of Borrower, any Guarantor or any Non-Guarantor is
engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of "buying", "carrying" or "purchasing" margin stock (each as defined in Regulations T, U or X of the Federal Reserve Board),
and no part of the proceeds of the Loans will be used by any Loan Party for the purpose of "buying", "carrying" or "purchasing" any such margin stock or for any other purpose which violates the provisions of the regulations of the Federal
Reserve Board.

    4.18 BUDGETS; PROJECTIONS. Borrower has prepared the Capital Expenditures
Budget, the Operating Budget and the Projections and is responsible for developing the assumptions on which such Capital Expenditures Budget, Operating
Budget and the Projections are based; and such Capital Expenditures Budget,
Operating Budget and the Projections (a) are based on reasonable assumptions
(including as to all legal and factual matters material to the estimates set forth therein) and (b) are consistent in all material respects with the provisions of

                                       32

the Major Project Documents in effect as of the Closing Date.

    4.19 FINANCIAL STATEMENTS. In the case of each financial statement of (a)
Ormat Technologies for the calendar year ending on December 31, 2002, (b)
Sponsor for the quarterly period ending on March 31, 2003 and (c) Sponsor for the quarterly period ending on September 30, 2003, each such financial statement and information has been prepared in conformity with GAAP and fairly presents, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of such Loan Party, described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of such Loan Party, described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure.

    4.20 NO DEFAULT. None of Borrower, any Guarantor or any Non-Guarantor is in
default under any Major Project Document as of the Closing Date, except with respect to defaults that may be claimed by any landowner set forth on Exhibit N who (a) has submitted claims to the Bankruptcy Court relating to the SIGC
Project, the HFC Project or the HGC Project, and (b) has not entered into a settlement agreement with respect to such claims (each such landowner, an
"Outstanding Non-Royalty Claimant"). No Potential Event of Default or Event of
Default has occurred and is continuing.

    4.21 ORGANIZATION ID NUMBER. The organizational identification numbers of the Loan Parties (other than Ormat Technologies) set forth on Exhibit M are true and correct.

    4.22 INTELLECTUAL PROPERTY. Borrower, each Guarantor and each Non-Guarantor own or possess all Permits, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are necessary for the operation of its business, without known conflict with the rights of others.

    4.23 CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect to the transactions contemplated by the Credit Documents, other than (a) fees payable to Administrative Agent, the Banks or any of their respective Affiliates and (b) fees payable by Sponsor to Marathon Capital, LLC.

    4.24 COLLATERAL. The Liens granted to Administrative Agent (for the benefit of the Secured Parties) pursuant to the Collateral Documents (a) constitute as to personal property included in the Collateral a valid lien, subject, with respect to any proceeds, to the limitations set forth in Section 9-315 of the
UCC and (b) constitute as to the Mortgaged Property included in the Collateral a valid Lien on the Mortgaged Property; provided, however, that the Non-Material
Real Property Interests shall be subject to the Real Property Standard for purposes of this Section 4.24(b). The security interest granted to
Administrative Agent (for the benefit of the Secured Parties) pursuant to the
Collateral Documents in the Collateral consisting of personal property (other than the Operating Accounts and all amounts deposited therein or credited thereto) will be perfected (i) with respect to any property that can be perfected solely by filing, to the extent Article 9 of the UCC applies thereto, upon the filing of financing statements in the filing offices identified in
Exhibit D-6, (ii) with respect to any property that can be perfected by

                                       33

control (subject to Section 6.14), upon execution of the Depositary Agreement, and (iii) with respect to any property (if any) that can be perfected by possession, upon Administrative Agent receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, Lien, security interests, encumbrance, assignment or otherwise, except (A) with respect to the
Collateral described in clause (i) of this Section 4.24, the Permitted Liens described in clauses (a) and (e) of the definition of "Permitted Liens" and, to the extent required by Governmental Rule, those matters described in clauses
(b), (c) and (g) of the definition of "Permitted Liens" and (B) with respect to the Collateral described in clauses (ii) and (iii) of this Section 4.24, the
Permitted Liens described in clause (a) of the definition of "Permitted Liens"
and, to the extent required by Governmental Rule, those matters described in clause (b) of the definition of "Permitted Liens". Except to the extent possession of portions of the Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Administrative
Agent's rights in and to the Collateral in existence on the Closing Date to the extent Administrative Agent's security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action; provided, however, that the Non-Material Real Property Interests shall be subject to the Real Property Standard for purposes of this sentence. Subject to the requirements contained in the UCC with respect to the filing of continuation statements, no filing, recordation, re-filing or re-recording other than those listed on Exhibit D-6 hereto is necessary to perfect and maintain the perfection of the interest, title or Liens of the Collateral Documents, and on the Closing Date all such filings or recordings will have been made to the extent Administrative Agent's security interest can be perfected by filing.
Borrower has properly delivered or caused to be delivered, or provided control, to Administrative Agent or Depositary Agent all Collateral that permits perfection of the Lien and security interest described above by possession or control.

    4.25 SUFFICIENCY OF PROJECT DOCUMENTS. Other than those that can be reasonably expected to be commercially available when and as required, the services to be performed, the materials to be supplied and the real property interests, the easements and other rights granted, or to be granted, pursuant to the Major Project Documents in effect as of the Closing Date comprise all of the material services, materials and property interests required to lease, own and operate the Projects in accordance with the terms of the Credit Documents and the Major Project Documents.

    4.26 UTILITY SERVICES. All utility services necessary for operation of each
Project for its intended purposes are available at such Project.

    4.27 REAL PROPERTY RIGHTS. Each Project Company possesses all necessary easements, rights of way, licenses, agreements and other rights for (a) the contiguous interconnection and utilization of all interconnection facilities
(including geothermal resource production and injection pipelines) and (b) the operation of the Projects in accordance with the Projections.

    4.28 PROPER SUBDIVISION. Each Material Real Property Interest has been subdivided or entitled to exception therefrom, and for all purposes each
Material Real Property Interest may

                                       34

be mortgaged, conveyed and otherwise dealt with as separate legal lots or parcels.

    4.29 FLOOD ZONE DISCLOSURE. No material portion of the Collateral includes improvements that are located in an area that has been identified by the Federal
Emergency Management Agency as an area having special flood or mudslide hazards and in which flood insurance has been made available under the National Flood
Insurance Act of 1968, as amended.

    4.30 QF STATUS. Each Project is, and has been since it commenced commercial operation, (a) a QF, and (b) exempt from all provisions of the FPA. Each
Project's FERC Form 556 most recently filed with FERC contains current and accurate ownership and operating characteristics of such Project, except for updated information that is to be included in the filings contemplated by
Section 5.19.1.

    4.31 ACQUISITION AGREEMENT. The representations and warranties of each applicable Loan Party contained in the Acquisition Agreement are true and correct in all material respects.

    4.32 SOLVENCY.(a) Borrower, each Guarantor and each Non-Guarantor is
Solvent.

    4.33 GEOTHERMAL RESOURCES. To the knowledge of Borrower, the geothermal resources available to the Project Companies under the applicable Project
Documents are sufficient to operate each Project in accordance with the terms of the Power Purchase Agreements and the Credit Documents and in a manner consistent with the Projections.

    4.34 OPERATOR EXPERIENCE. Sponsor has substantial experience in the operation and maintenance of comparable geothermal electric generating facilities and geothermal fields (including associated equipment) and is fully qualified to operate and maintain the Projects in accordance with the terms of the Power Purchase Agreements and the Credit Documents and in a manner consistent with the Projections.

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that until the repayment in full in cash of all Obligations (other than those contingent Obligations that are intended to survive the termination of this Agreement or the other applicable
Credit Documents), Borrower shall, and shall cause each of the Guarantors and the Non-Guarantors, as applicable, to:

    5.1 USE OF PROCEEDS. Use the proceeds of the Loans only (a) to fund the
Acquisition and (b) to pay related fees and expenses of Borrower, in each case as provided in the Funds Flow Memorandum.

    5.2 PAYMENT OF OBLIGATIONS. Pay all of Borrower's, each Guarantor's and each
Non-Guarantor's respective obligations due under the Project Documents as and when due and payable, except (a) such as may be contested in good faith or as to which a bona fide dispute may exist (provided that adequate reserves have been established in conformity with GAAP), and

                                       35

(b) Borrower's and the Project Companies' trade payables which shall be paid in the ordinary course of business.

    5.3 WARRANTY OF TITLE. Maintain (a) good, marketable and insurable fee, easement and/or leasehold interests in each Material Real Property Interest, as applicable, and (b) good, legal and valid title to all of its other respective material properties and assets (other than properties and assets disposed of in the ordinary course of business or otherwise disposed of in accordance with
Section 6.3), in each case free and clear of all Liens (other than Permitted
Liens). Borrower, the Guarantors and the Non-Guarantors shall warrant and defend, as applicable, title to and right of possession and use of each Project, and the validity and priority of the Liens of the Secured Parties on the
Collateral.

    5.4 NOTICES; REPORTS. Promptly, upon acquiring notice or giving notice
(except as otherwise specified below), as the case may be, or obtaining knowledge thereof, give written notice (with copies of any underlying notices, papers, files or related documentation) to Administrative Agent of:

         5.4.1 any litigation pending or, to Borrower's, each Guarantor's and each Non-Guarantor's knowledge, threatened in writing against Borrower, any
Guarantor or any Non-Guarantor involving claims against such Loan Party or a
Project in excess of $500,000 individually or $1,000,000 in the aggregate per calendar year or involving any injunctive, declaratory or other equitable relief, such notice to include, if requested in writing by Administrative Agent, copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

         5.4.2 any dispute or disputes for which written notice has been received by Borrower, any Guarantor or any Non-Guarantor which may exist between such Loan Party and any Governmental Instrumentality and which involve (a)
claims against Borrower, any Guarantor or any Non-Guarantor which exceed
$500,000 individually or $1,000,000 in the aggregate per calendar year, (b)
injunctive or declaratory relief, or (c) revocation, modification, failure to renew or the like of any material discretionary Permits necessary for the performance of any Loan Party's (other than Ormat Technologies') or Major
Project Participant's obligations under the Credit Documents or the Major
Project Documents;

         5.4.3 any Event of Default or Potential Event of Default;

         5.4.4 any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of (a) Borrower, any Guarantor, any Non-Guarantor, or any of their employees, agents, contractors, consultants or representatives in excess of $500,000 for any one casualty or loss or $1,000,000 in the aggregate in any calendar year, or (b) to
Borrower's, each Guarantor's and each Non-Guarantor's knowledge, any other
Person if such casualty, damage or loss could reasonably be expected to have a
Material Adverse Effect;

         5.4.5 any cancellation, suspension or material change in the terms, coverage or amounts of any insurance described in Exhibit K;

                                       36

         5.4.6 any contractual obligations incurred by Borrower, any Guarantor or any Non-Guarantor exceeding $500,000 per year in the aggregate for a Project, not including any obligations incurred pursuant to the Operative Documents or any obligation contemplated in the then-current Capital Expenditures Budget or the then-current Operating Budget;

         5.4.7 any intentional withholding of compensation to, or any right to withhold compensation claimed by, any Major Project Participant, other than retention provided by the express terms of any such contracts;

         5.4.8 any (a) termination (other than expiration in accordance with its terms and any applicable Consent) or material default of which Borrower, any
Guarantor or any Non-Guarantor has knowledge or written notice thereof under any
Major Project Document and (b) material Project Document Modification (with copies of all such Project Document Modifications whether or not requiring approval of Administrative Agent or the Required Banks pursuant to Section
6.12);

         5.4.9 any written claim of events of force majeure (including claims therefor regardless of whether Borrower believes such claim has merit) and, to the extent requested in writing by Administrative Agent, copies of invoices or statements which are reasonably available to Borrower, any Guarantor or any
Non-Guarantor under any Major Project Document, certified by an authorized representative of Borrower, together with a copy of any supporting documentation, schedule, data or affidavit delivered under such Major Project
Document;

         5.4.10 any (a) material noncompliance with any Hazardous Substance Law or any material Release of Hazardous Substances on or from each Site that has resulted or could reasonably be expected to result in personal injury or material property damage or to have a Material Adverse Effect, (b) pending or, to Borrower's, each Guarantor's and each Non-Guarantor's knowledge, threatened in writing, Environmental Claim against Borrower or, to Borrower's, each
Guarantor's and each Non-Guarantor's knowledge, any of its Affiliates, contractors, lessees or any other Persons, arising in connection with their occupying or conducting operations on or at any Project or any Site which, if adversely determined, could reasonably be expected to have a Material Adverse
Effect, or (c) underground tank, whether operative or temporarily or permanently closed, located on any Site;

         5.4.11 promptly, but in no event later than 10 Banking Days prior to any Lease Solution, notice thereof, which notice shall describe, in reasonable detail, the nature of such Lease Solution;

         5.4.12 promptly, but in no event later than 10 Banking Days prior to any change in or transfer of ownership interests in Borrower, any Guarantor, any
Non-Guarantor or any Project (including a Mammoth Ownership Event), notice thereof, which notice shall identify any transferee of such ownership interest and the nature of such transferee's interest or shall describe, in reasonable detail, such other change or transfer; provided that Borrower shall not be obligated to notify Administrative Agent of any change in the Constellation
Entities' interest in Mammoth Lakes or a transfer by the Constellation Entities of any of their ownership interest in Mammoth

                                       37

Lakes if such changes or transfer was to an Affiliate of the Constellation
Entities, in each case until 30 days after it has knowledge of the occurrence of such change or transfer.

         5.4.13 initiation of any condemnation proceedings involving any
Project, any Site or any material portion thereof;

         5.4.14 promptly, but in no event later than fifteen Banking Days after
Borrower has knowledge of the execution and delivery thereof, a copy of each
Additional Project Document;

         5.4.15 promptly, but in no event later than 30 days after the receipt thereof by Borrower, copies of (a) any material discretionary Permits necessary for the performance of the any Loan Party's (other than Ormat Technologies')
obligations under the Credit Documents or the Major Project Documents obtained by such Loan Party after the Closing Date, (b) any amendment, supplement or other modification to any material discretionary Permits necessary for the performance of the any Loan Party's (other than Ormat Technologies') or Major
Project Participant's obligations under the Credit Documents or the Major
Project Documents after the Closing Date and (c) all material notices relating to any Project received by Borrower, any Guarantor or any Non-Guarantor from, or delivered by any such Loan Party to, any Governmental Instrumentality;

         5.4.16 promptly, but in no event later than five days after occurrence thereof, notice of (a) the scheduling of any outage with an anticipated duration in excess of ten days, (b) any outage (scheduled or otherwise) with a duration in excess of ten days, and (c) any de-rating or change in the rating of any
Project; and

         5.4.17 (a) within ten days after the occurrence of a Reportable Event with respect to any ERISA Plan; (b) promptly, but in no event later than fifteen days, after the withdrawal of any Loan Party (other than Ormat Technologies) or any ERISA Affiliate from a Multiemployer Plan; (c) promptly, but in no event later than five days, after the PBGC institutes any proceedings to terminate any
ERISA Plan or takes action to appoint a trustee of any ERISA Plan under Section
4042 of ERISA; (d) promptly, but in no event later than ten days, after the occurrence of any event which could give rise to a Lien in favor of the IRS or the PBGC under any ERISA Plan; (e) promptly, but in no event later than 30 days, after any Loan Party (other than Ormat Technologist) or any ERISA Affiliate has knowledge that any ERISA Plan that is a Multiemployer Plan is in reorganization, is insolvent or intends to terminate under Section 4041A of ERISA and (f)
promptly, but in no event later than ten days after, the date any Loan Party
(other than Ormat Technologies) or any ERISA Affiliate shall apply for a minimum funding waiver under Section 412 of the Code with respect to an ERISA Plan, a description thereof and copies of documents and materials related thereto.

    5.5 FINANCIAL STATEMENTS.

         5.5.1 Deliver or cause to be delivered to Administrative Agent, in form and detail reasonably satisfactory to Administrative Agent (except where GAAP is specifically required):

                                       38

         (a) as soon as practicable and in any event within 60 days after the end of (i) each quarterly accounting period of each Guarantor's and each
Non-Guarantor's fiscal year and (ii) each of the first three quarterly accounting periods of Borrower's fiscal year (in each case commencing with the fiscal quarter ending March 31, 2004), unaudited quarterly financial statements of Borrower, the Guarantors and the Non-Guarantors as of the last day of such quarterly period and the related statements of income, cash flow, and shareholders' or members' equity (as applicable) for such quarterly period and
(in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case (but only with respect to periods occurring during or after the 2005 fiscal year) in comparative form corresponding unaudited figures from the preceding fiscal year (it being acknowledged that such requirement may be satisfied by the delivery of the appropriate report or Form 10-Q filed with the
United States Securities Exchange Commission), all prepared in accordance with
GAAP (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure); and

         (b) as soon as practicable and in any event within 120 days after the close of each applicable fiscal year, audited consolidated financial statements of Borrower (it being acknowledged that such requirement may be satisfied by the delivery of the appropriate report or Form 10-K filed with the United States
Securities Exchange Commission). Such financial statements shall include a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts (where applicable) and a statement of cash flow (it being acknowledged that such requirement may be satisfied by the delivery of the appropriate report or Form 10-K filed with the United States
Securities Exchange Commission), all prepared in accordance with GAAP and certified by an independent certified public accountant selected by the Person whose financial statements are being prepared. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of the records of Borrower.

         5.5.2 Cause to be delivered, along with such financial statements of
Borrower, the Guarantors and the Non-Guarantors that are required to be provided pursuant to Section 5.5.1, a certificate signed by a Responsible Officer of such
Loan Party certifying that (a) such Responsible Officer has made or caused to be made a review of the transactions and financial condition of such Loan Party during the relevant fiscal period and that such review has not, to such
Responsible Officer's knowledge, disclosed the existence of any event or condition which constitutes an Event of Default or Potential Event of Default,
or if any such event or condition existed or exists, the nature thereof and the corrective actions that such Loan Party has taken or proposes to take with respect thereto, (b) such Loan Party is in compliance with all applicable material provisions of each Credit Document to which such Loan Party is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which such Loan Party has taken or proposes to take with respect thereto, and (c) such financial statements are true and correct in all material respects and that no material adverse change in the consolidated assets, liabilities, operations, or financial condition of such Loan Party has occurred since the date of the immediately preceding financial statements provided to Administrative Agent or, if a material adverse change has occurred, the nature of such change.

                                       39

    5.6 BOOKS, RECORDS, ACCESS.

         5.6.1 Maintain, or cause to be maintained, adequate books, accounts and records with respect to Borrower and the Projects.

         5.6.2 Subject to requirements of Governmental Rules, safety requirements and existing confidentiality restrictions imposed upon any Loan
Party (other than Ormat Technologies) by any other Person, permit employees or agents of Administrative Agent and Independent Engineer at any reasonable times and upon reasonable prior notice to inspect all of their respective properties, to examine or audit all of their respective books, accounts and records and make copies and memoranda thereof, and to communicate with their auditors outside their presence (it being acknowledged that Administrative Agent shall endeavor to notify Borrower of any such communications with auditors prior to such communications).

    5.7 COMPLIANCE WITH LAW. Promptly comply, or cause compliance, in all material respects with all Legal Requirements (including Legal Requirements and applicable Permits relating to pollution control, environmental protection, equal employment opportunity or employee benefit plans, ERISA Plans and employee safety, with respect to any Project Company or any Project), and make such alterations to the Projects and the Sites as may be required for such compliance; provided, however, that nothing in this Section 5.7 shall prohibit
Borrower from challenging or defending any claim or proceeding asserting that such noncompliance may exist.

    5.8 EXISTENCE; CONDUCT OF BUSINESS. Except as otherwise expressly permitted under this Agreement, (a) maintain and preserve its existence and all material rights, privileges and franchises necessary in the normal conduct of its business, (b) subject to Section 5.2, perform (to the extent not excused by force majeure events or the nonperformance of the other party and not subject to a good faith dispute) all of its material contractual obligations under the
Major Project Documents to which it is party or by which it is bound, (c)
maintain all of its Permits and use reasonable efforts to cause all Major
Project Participants to maintain all of their respective Permits related to the
Projects, except to the extent that any such failure to maintain could not reasonably be expected to have a Material Adverse Effect, and (d) obtain all
Permits necessary for the operation of the Projects in accordance with the Power
Purchase Agreements and the Credit Documents and in a manner consistent with the
Projections.

    5.9 EXEMPTION FROM REGULATION. Take or cause to be taken all necessary or appropriate actions so that (a) each Project will be a QF and (b) each Loan
Party (other than Ormat Technologies) and each Project shall not be subject to, or shall be exempt from, financial or organizational regulation as a "public utility company" or "public utility holding company" under PUHCA, the FPA or financial, organizational or rate regulation as a public utility under the laws of the State of California.

    5.10 OPERATION OF THE PROJECTS.

                                       40

    5.10.1 Cause the Project Companies to keep each Project in good operating condition consistent with the standard of care set forth in the Major Project
Documents and all applicable Permits, and make all repairs necessary to keep each such Project in such condition.

    5.10.2 Cause the Project Companies to operate each Project in a manner consistent with Prudent Utility Practices and in compliance with the terms of the Power Purchase Agreements.

    5.10.3 At any time after June 30, 2004, if the Lease Buyout shall not have occurred, at the request of Administrative Agent, (a) cause Sponsor to assign the SIGC O&M Agreement to a wholly-owned Subsidiary of Borrower and an Affiliate of OrHeber 1, (b) transfer or cause to be transferred all of the employees of
Sponsor who operate, administer and maintain the SIGC Project to such newly formed wholly-owned Subsidiary of Borrower, (c) grant or cause to be granted to
Administrative Agent (for the benefit of the Secured Parties) a first-priority perfected Lien on the ownership interests and assets of such newly formed wholly-owned Subsidiary of Borrower, and (d) provide or cause to be provided to
Administrative Agent with respect to such transactions and such newly formed wholly-owned Subsidiary of Borrower, to the satisfaction of Administrative
Agent, (i) assignment and transfer documents, (ii) Consents as described in
Section 5.13.2, (iii) each of the documents described in Sections 3.1.1, 3.1.3 and 3.1.4 and (iv) opinions of counsel as described in Section 3.1.8.

    5.11 BUDGETS.

         5.11.1 On or before 90 days prior to the beginning of each calendar year (other than 2004), adopt an operating plan and a budget, detailed by month, of anticipated Project Revenues, such budget to include scheduled debt service, proposed dividend distributions, proposed Major Maintenance, proposed reserves and all anticipated O&M Costs (including reasonable allowance for contingencies)
applicable to each Project for the ensuing calendar year (each such annual operating plan and budget, including the Initial Operating Budget, an "Operating
Budget"). There shall be one Operating Budget for the Mammoth Project and, at
the election of Borrower, there shall be one or more Operating Budgets for the
SIGC Project, the HGC Project and the HFC Project. Each Operating Budget shall be subject to the approval of Administrative Agent only if (a) the aggregate amount of anticipated O&M Costs exceeds by 15% or is less by 20% of the amount proposed to be expended by the applicable Loan Parties (other than Ormat
Technologies) for all such items during the applicable calendar year (as set forth in the Projections), or (b) the aggregate amount of actual O&M Costs (i)
for the prior three-years (or, if applicable, partial years) exceeds by 10% or
(ii) for the prior three-years (or, if applicable, partial years) is less than
85%, in each case of the amount proposed (as set forth in the Projections) to be expended by the applicable Loan Parties (other than Ormat Technologies) for all such items during such prior years. Each Project Company shall operate and maintain each Project within amounts for (A) any line-item set forth in the
Operating Budget not to exceed 120% (on a year-to-date basis) and (B) all line-items set forth in the Operating Budget not to exceed (I) during the first six months of the applicable calendar year, 115% (on a year-to-date basis) and
(II) during the last six months of the applicable calendar year, 110% (on a year-to-date basis).

                                       41

         5.11.2 On or before 90 days prior to the beginning of each calendar year (other than 2004), adopt a capital expenditures plan and a budget, detailed by quarter, of anticipated capital expenditures (including reasonable allowance for contingencies) applicable to each Project for the ensuing calendar year
(each such annual capital expenditures, including the Initial Capital
Expenditures Budget, a "Capital Expenditures Budget"). There shall be one
Capital Expenditures Budget for the Mammoth Project and, at the election of
Borrower, there shall be one or more Capital Expenditures Budgets for the SIGC
Project, the HGC Project and the HFC Project. Each Capital Expenditures Budget
shall be subject to the approval of Administrative Agent only if (a) the aggregate amount of anticipated capital expenditures exceeds by 15% or is less by 20% of the amount proposed to be expended by the applicable Loan Parties
(other than Ormat Technologies) for all such items during the applicable calendar year (as set forth in the Projections), or (b) the aggregate amount of actual capital expenditures (i) for the prior three-years (or, if applicable, partial years) exceeds by 10% or (ii) for the prior three-years (or, if applicable, partial years) is less than 85%, in each case of the amount proposed
(as set forth in the Projections) to be expended by the applicable Loan Parties
(other than Ormat Technologies) for all such items during such prior years. Each
Project Company shall perform capital expenditures for each Project within amounts for (A) any line-item set forth in the Capital Expenditures Budget not to exceed 120% (on a year-to-date basis) and (B) all line-items set forth in the
Capital Expenditures Budget not to exceed (I) during the first six months of the applicable calendar year, 115% (on a year-to-date basis) and (II) during the last six months of the applicable calendar year, 110% (on a year-to-date basis).

    5.12 PRESERVATION OF RIGHTS; FURTHER ASSURANCES.

         5.12.1 Maintain in full force and effect, perform (subject to Section
5.2) the obligations of Borrower, each Guarantor and each Non-Guarantor under, preserve, protect and defend the material rights of Borrower, each Guarantor and each Non-Guarantor under and take all reasonable action necessary to prevent termination (except by expiration in accordance with its terms) of each and every Major Project Document, including (where Borrower, a Guarantor or a
Non-Guarantor, as applicable, in the exercise of its business judgment deems it proper) prosecution of suits to enforce any material right of such Loan Party thereunder and enforcement of any material claims with respect thereto;
provided, however, that upon the occurrence and during the continuance of an
Event of Default if Administrative Agent requests that certain actions be taken and the applicable Loan Party (other than Ormat Technologies) fails to take the requested actions within five Banking Days, Administrative Agent may enforce in its own name or in such Loan Party's name, such rights of such Loan Party in the manner and to the extent provided in the Security Agreements and the other
Credit Documents.

         5.12.2 From time to time, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, financing statement, continuation statement, certificate of title or estoppel certificate), relating to the Loans stating the interest and charges then due and any known Events of Default or Potential Events of Default, and take such other steps as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of the
Secured Parties with respect to all Collateral and other security from

                                       42

time to time furnished under this Agreement and the other Credit Documents or intended to be so furnished, in each case in such form and at such times as shall be reasonably requested by Administrative Agent, and pay all reasonable fees and expenses (including reasonable attorneys' fees) incident to compliance with this Section 5.12.2.

         5.12.3 If Borrower, any Guarantor or any Non-Guarantor that previously has executed and delivered a Deed of Trust shall at any time acquire any real property or leasehold or other interest in real property not covered by any such
Deed of Trust, then promptly upon such acquisition, execute, deliver and record a supplement to the applicable Deed of Trust, reasonably satisfactory in form and substance to Administrative Agent, subjecting the real property or leasehold or other interests to the Lien created by such Deed of Trust. If reasonably requested by Administrative Agent, Borrower shall obtain an appropriate title insurance policy endorsement or supplement, as applicable, insuring the Lien of the Secured Parties in such additional property, subject only to Permitted Liens and other exceptions to title approved by Administrative Agent.

         5.12.4 Upon the request of Administrative Agent, execute and deliver all documents as shall be necessary or that Administrative Agent shall reasonably request in connection with the rights and remedies of Administrative
Agent and the Banks under the Operative Documents, and perform, such other reasonable acts as may be necessary to carry out the intent of this Agreement and the other Credit Documents.

         5.12.5 Take such action, including the execution and filing of all such documents and instruments, as may be necessary to effect and continue the appointment of CT Corporation System as its agent for service of process in full force and effect, or if necessary by reason of any fact or condition relating to such agent, to replace such agent (but only after having given notice and evidence thereof to Administrative Agent).

    5.13 POST-CLOSING CONSENTS.

         5.13.1 On or before the date which is 60 days after the Closing Date or, in respect of Major Project Documents related to the SIGC Project, on or before March 31, 2004, cause each applicable Project Company and each applicable
Major Project Participant in respect of the Major Project Documents described in
Exhibit E-2, respectively, to enter into (a) a Consent in substantially the form of Exhibit E-1 or (b) in the case of the Major Project Documents to which Edison or IID is a counterparty, a Consent substantially in the form customarily provided by such Persons in substantially similar circumstances.

         5.13.2 With respect to any Additional Project Document entered into by
HGC, HFC, Mammoth Lakes (at any time after a Mammoth Ownership Event) or SIGC
(at any time after a Lease Buyout), cause the applicable counterparty to execute and deliver to Administrative Agent (a) a Consent in substantially the form of
Exhibit E-1 or (b) in the case of any Additional Project Document to which
Edison or IID is a counterparty, a Consent substantially in the form customarily provided by such Persons in substantially similar circumstances.

    5.14 INSURANCE. Maintain in effect at all times the types of insurance set forth on Exhibit K, in the amounts and on the terms and conditions specified therein, with insurance companies

                                       43

rated "A-" or better, with a minimum size rating of "IX", by Best's Insurance
Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best's Insurance Guide and Key
Ratings shall no longer be published).

    5.15 TAXES. Timely file all federal, state and local tax returns and reports that it is required to file, and pay all taxes, material assessments, utility charges, fees and other governmental charges it is required to pay to the extent due. The applicable Loan Party may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when such Loan Party is in good faith contesting the same, so long as (a) reserves to the extent required by GAAP have been established in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made and maintained at all times during such contest, (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest, and (c) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest.

    5.16 EMINENT DOMAIN. If an event of eminent domain shall occur, (a)
diligently pursue all its rights to compensation against the relevant
Governmental Instrumentality, (b) not, without the written consent of the
Required Banks, compromise or settle any claim against such Governmental
Instrumentality, and (c) pay or apply all eminent domain proceeds in accordance with the Depositary Agreement. Borrower, the Guarantors and the Non-Guarantors
consent to, and agree not to object to or otherwise impede or impair, the participation of Administrative Agent in any eminent domain proceedings, and such Loan Party shall from time to time deliver to Administrative Agent all documents and instruments requested by it to permit such participation.

    5.17 GE LEASE SOLUTION. Use its best efforts to (a) extend the term of the
GE Lease until a date no earlier than the Maturity Date on terms and conditions satisfactory to the Required Banks, in their respective reasonable business judgment (it being acknowledged and agreed that the Required Banks may not approve any such extension or terms if the annual rent or lease payment under the GE Lease is an amount in excess of (i) 0.50 multiplied by (ii) the difference between (A) the projected Project Revenues generated by SIGC and (B)
the projected amount of SIGC's O&M Costs (excluding any such rent or lease payments); or (b) purchase the SIGC Project from GECC (a "Lease Buyout") on terms and conditions reasonably acceptable to the Required Banks (it being acknowledged and agreed that the Required Banks may not approve any such purchase if the purchase price is to be paid by Borrower, any Guarantor or any
Non-Guarantor, unless the funds used to pay such purchase price are Equity Funds and/or Subordinated Loans and are supplied to Borrower, the applicable Guarantor or the applicable Non-Guarantor by Sponsor or are raised by the Loan Parties in a financing contemplated by Section 5 of the Fee Letter). Upon any such Lease
Buyout, the Loan Parties (other than Ormat Technologies and Sponsor) shall concurrently take all actions necessary to (i) grant Administrative Agent, for the benefit of the Secured Parties, a first-priority perfected Lien on the

                                       44

assets of SIGC, ORNI, OrHeber 2 and OrHeber 3 (subject to any Permitted Liens), pursuant to (A) a Deed of Trust, in substantially the form of Exhibit D-1 (with respect to SIGC only) and (B) a Security Agreement, in substantially the form of
Exhibit D-2; (ii) pledge all of the ownership interests in SIGC, OrHeber 2 and
OrHeber 3 to Administrative Agent, for the benefit of the Secured Parties, pursuant to a Pledge Agreement in substantially the form of Exhibit D-3, (iii)
provide a guaranty by SIGC, ORNI, OrHeber 2 and OrHeber 3 of the Obligations of
the other Loan Parties (other than Ormat Technologies and Sponsor) under the
Credit Documents, in substantially the form of Exhibit D-5, and (iv) provide to
Administrative Agent the following documents related to such Lease Buyout: (A)
executed copies of the purchase documents, (B) Consents as described in Section
5.13.2, (C) each of the documents described in Section 3.1.1 relevant to the
Lease Buyout, (D) opinions of counsel as described in Section 3.1.8 and (E)
title insurance policies (with a survey exception) and surveys (which surveys shall be completed within the Applicable Post-Closing Period) substantially similar to those described in Section 5.20. The successful consummation of a transaction described in clause (a) or (b) above shall be referred to herein as the "Lease Solution". If the Lease Solution is not implemented, then SIGC shall properly exercise its initial three-year renewal option under the GE Lease on or before September 30, 2004. No Loan Party shall exercise any other renewal option or purchase option under the GE Lease. Administrative Agent, the Banks and
Borrower hereby acknowledge that the purchase of the SIGC Project from Owner
Participant pursuant to the terms of the Purchase Agreement, dated as of
November 14, 2003, by and between Ormat Technologies and Owner Participant
(without giving effect to any amendments or waivers thereto which have not been approved in writing by Administrative Agent) shall be deemed to be, upon the successful consummation of the acquisition contemplated thereby, a Lease Buyout and a Lease Solution.

    5.18 MAMMOTH LAKES SECURITY. Upon any Mammoth Ownership Event, concurrently take all actions necessary to (a) grant Administrative Agent, for the benefit of the Secured Parties, a first-priority perfected Lien on the assets of Mammoth
Lakes (subject to any Permitted Liens), pursuant to (i) a Deed of Trust, in substantially the form of Exhibit D-1 and (ii) a Security Agreement, in substantially the form of Exhibit D-2, (b) pledge all of the ownership interests in Mammoth Lakes to Administrative Agent, for the benefit of the Secured
Parties, pursuant to a Pledge Agreement in substantially the form of Exhibit
D-3, (c) provide a guaranty by Mammoth Lakes of the obligations of the other
Loan Parties (other than Ormat Technologies and Sponsor) under the Credit
Documents, in substantially the form of Exhibit D-5 and (d) provide to
Administrative Agent the following documents related to such Mammoth Ownership
Event: (A) executed copies of the purchase or transfer documents, (B) Consents as described in Section 5.13.2, (C) each of the documents described in Sections
3.1.1 and 3.1.3 (including the partnership agreement of Mammoth Lakes), (D)
opinions of counsel as described in Section 3.1.8 and (E) title insurance policies (with a survey exception) and surveys (which surveys shall be completed within the Applicable Post-Closing Period) substantially similar to those described in Section 5.20.

    5.19 FERC MATTERS.

         5.19.1 Cause each applicable Project Company to prepare and file with
FERC, within 20 Banking Days of the Closing Date, a self-certification using
FERC Form 556 updating

                                       45

the Project's prior certification or self-certification, as applicable, to include any changes that have occurred as a result of the Acquisition. Each such self-certification shall comply with all applicable FERC rules and regulations.

         5.19.2 Cause each applicable Project Company to receive all necessary approvals under the law (including applicable FERC rules and regulations) before selling any electrical energy to any Person other than Edison.

    5.20 POST-CLOSING REAL ESTATE MATTERS. Within the Applicable Post-Closing
Period, provide to Administrative Agent updated ALTA surveys and updated ALTA lender's title insurance policies (reflecting such updated surveys) that cover all of the real property interests held by the Project Companies (based on each
Project as it exists as of the Closing Date) (such provision by Borrower, the
"Post-Closing Title Work"); provided, that (a) no such surveys or title insurance policies shall be provided with respect to those interests (and the real property associated therewith) that Administrative Agent determines do not require surveying and (b) no lender's title insurance policies shall be provided for any real property interests located in Mono County, California. Such updated surveys and title insurance policies shall demonstrate that the Project
Companies have all material real property interests necessary to operate the
Projects in accordance with the Projections, and shall not show any material title exceptions or Liens that could reasonably be expected to have a Material
Adverse Effect (other than the Title Exceptions and the Liens created under the
Collateral Documents) which were not disclosed on the surveys delivered prior to
November 14, 2003 or the title policies or commitments delivered as of the
Closing Date.

    5.21 MINIMUM MWH. If any of the Projects fails to generate in any year 97%
or more of the anticipated megawatt-hours (determined by reference to the
Projections), at Borrower's cost, promptly deliver to Administrative Agent an updated GeothermEx Report.

    5.22 CAPITAL EXPENDITURES. With respect to the capital expenditures anticipated to be made during the 2004 and 2005 calendar years (as set forth in the GeothermEx Report, the Independent Engineer's Report and the Projections),
cause each applicable Project Company to make all such capital expenditures and in all material respects complete such capital expenditure projects in the manner and in the time provided for in the GeothermEx Report, the Independent
Engineer's Report and the Projections; provided, however, that with respect to the Mammoth Project, Mammoth Lakes shall not be obligated to undertake such capital expenditures unless and to the extent that the Constellation Entities shall have approved such capital expenditures as and to the extent required under the Governing Documents of Mammoth Lakes. Borrower, OrMammoth and Mammoth
Lakes shall use their respective commercially reasonable efforts to cause the
Constellation Entities to grant all approvals necessary under the Governing
Documents of Mammoth Lakes to undertake and complete such capital expenditures.

    5.23 CALCULATIONS. In no event later than fifteen Banking Days after each
Principal Repayment Date, calculate and deliver to Administrative Agent (a) the
Average Debt Service Coverage Ratio for the twelve-month period immediately preceding such Principal Repayment Date and, for each Principal Repayment Date on or before December 31, 2004, the Blended Debt Service Coverage Ratio for such
Principal Repayment Date, (b) Borrower's then-current forecast

                                       46

of cash flow and (c) each Project's actual megawatt-hours for the applicable prior quarter or year. The calculations hereunder shall be used in determining
(i) the application and distribution of funds pursuant to Section 6.19 of this
Agreement and Sections 3.1.2(b) and 3.6.2 of the Depositary Agreement and (ii)
compliance with Sections 5.21 and 7.1.17 of this Agreement.

    5.24 INDEMNIFICATION.

         5.24.1 Indemnify, defend and hold harmless Administrative Agent and each Bank, and in their capacities as such, their respective officers, directors, shareholders, controlling Persons, employees and agents
(collectively, the "Indemnitees") from and against and reimburse the Indemnitees for:

         (a) any and all claims, obligations, liabilities, losses, damages, injuries (to Person, property, or natural resources), penalties, actions, suits, judgments, costs and expenses (including reasonable attorney's fees) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee (collectively,
"Subject Claims") in any way relating to, or arising out of or in connection with this Agreement or the other Operative Documents to which it is a party, except for claims by a Loan Party against an Indemnitee that are in whole or in part successful;

         (b) any and all Subject Claims arising in connection with the Release or presence of any Hazardous Substances at any Project, whether foreseeable or unforeseeable, including all costs of removal, investigation, remediation and disposal of such Hazardous Substances, all reasonable costs required to be incurred in (i) determining whether any Project is in compliance and (ii)
causing any Project to be in compliance, with all applicable Legal Requirements, all reasonable costs associated with claims for damages to Persons or property, and reasonable attorneys' and consultants' fees and court costs; and

         (c) any and all Subject Claims in any way relating to, or arising out of or in connection with any claims, suits or liabilities against any Loan Party to the extent related to any of the Projects or the transactions contemplated by the Operative Documents.

         5.24.2 The foregoing indemnities shall not apply with respect to an
Indemnitee to the extent arising as a result of the gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees.

         5.24.3 The provisions of this Section 5.24 shall survive foreclosure of the Collateral Documents and satisfaction or discharge of the Obligations, and shall be in addition to any other rights and remedies of Administrative Agent and any Bank.

         5.24.4 In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify Borrower of the commencement thereof, and Borrower shall be entitled, at Sponsor's expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in the defense thereof.

                                       47

         5.24.5 Any Indemnitee shall be entitled to compromise or settle such
Subject Claim.

         5.24.6 Upon payment of any Subject Claim by Borrower pursuant to this
Section 5.24 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, Borrower, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with Borrower and Borrower's insurance carrier and give such further assurances as are necessary or advisable to enable
Borrower vigorously to pursue such claims.

         5.24.7 Any amounts payable by Borrower pursuant to this Section 5.24 shall be regularly payable within 10 Banking Days after Borrower receives an invoice for such amounts from any applicable Indemnitee, and if not paid within such 10 Banking Day period shall bear interest at the lesser of (a) the Default
Rate and (b) the maximum rate payable under applicable Legal Requirements. The obligations of Borrower under this Section 5.24 shall be deemed to be part of the Obligations.

         5.24.8 Notwithstanding anything to the contrary set forth herein,
Borrower shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations or circumstances, in which the interests of the Indemnitees do not materially differ, be liable to the Indemnitees (or any of them) under any of the provisions set forth in this Section 5.24 for the fees and expenses of more than one separate firm of attorneys (which firm shall be selected by the affected Indemnitees, or upon failure to so select, by Administrative Agent).

         5.24.9 If, for any reason whatsoever, the indemnification provided under this Section 5.24 is unavailable to any Indemnitee or is insufficient to hold it harmless to the extent provided in this Section 5.24, then provided such payment is not prohibited by or contrary to any applicable Legal Requirement or public policy, Borrower shall contribute to the amount paid or payable by such
Indemnitee as a result of the Subject Claim in such proportion as is appropriate to reflect the relative economic interests of Borrower and its Affiliates on the one hand, and such Indemnitee on the other hand, in the matters contemplated by this Agreement as well as the relative fault of Borrower (and its Affiliates)
and such Indemnitee with respect to such Subject Claim, and any other relevant equitable considerations.

         5.24.10 Nothing in this Section 5.24 shall constitute a release by
Borrower of any claims that it has as a result of a breach or a default by any of the Secured Parties of their respective obligations under this Agreement or any other Credit Document.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

                  Borrower covenants and agrees that until the repayment in full in cash of all Obligations (other than those contingent Obligations that are intended to survive the termination of this Agreement and the other applicable
Credit Documents) Borrower shall not, and shall cause each Guarantor and
Non-Guarantor, as applicable, not to:

                                       48

    6.1 INDEBTEDNESS. Create, incur or suffer to exist any Debt of Borrower, the
Guarantors and the Non-Guarantors, other than Permitted Debt in an aggregate amount (other than the Loans) not to exceed at any time 8% of the aggregate of
(a) the amount of the Total Senior Loan Commitment and (b) if applicable, the
Lease Financing.

    6.2 LIENS. Create, assume or suffer to exist any Lien, securing a charge or obligation on any Project or on any of the Collateral or of any Loan Party
(other than Sponsor and Ormat Technologies), real or personal, whether now owned or hereafter acquired, except Permitted Liens.

    6.3 SALE OR LEASE OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired, except (a) in the ordinary course of its business and as contemplated by the Project Documents,
(b) to the extent that such asset is unnecessary, worn out or no longer useful or usable in connection with the operation or maintenance of the applicable
Project, (c) any asset with a fair market value not in excess of $100,000, or, in any one calendar year, assets with an aggregate fair market value not in excess of $500,000, and, in each case, at fair market value; provided that, in the case of clause (a), (b) or (c), no such sale, lease, assignment, transfer or other disposition shall be permitted if such sale, lease, assignment, transfer or other disposition could reasonably be expected to have a Material Adverse
Effect. Upon any such sale, lease, assignment, transfer or other disposition of any such assets, all Liens in favor of any Secured Party, including the Liens created pursuant to the Collateral Documents, relating to such asset shall be released.

    6.4 CHANGE IN BUSINESS. Change the nature of its business or expand its business beyond the business contemplated by the Operative Documents and the
Lease Financing. Borrower shall conduct no business, hold no assets and have no liabilities, other than (a) its ownership interests in OrHeber 1, OrHeber 2,
OrHeber 3, ORNI, OrMammoth, SIGC, HGC and HFC and (b) its rights, liabilities and obligations under its Governing Documents, the Lease Financing and the
Credit Documents to which it is a party. Each of OrHeber 1 OrHeber 2, OrHeber 3,
ORNI and OrMammoth shall conduct no business, hold no assets and have no liabilities, other than (i) its ownership interests in the applicable Guarantor or Non-Guarantor and (ii) its liabilities under its Governing Documents, the
Acquisition Agreement, the agreements set forth on Exhibit G-5, and the Credit
Documents to which it is a party. Each Project Company shall conduct no business, hold no assets and have no liabilities, other than in connection with the business of operating and using its applicable Project.

    6.5 CHANGE OF NAME. Change its name, principal place of business, organizational identification number or jurisdiction of incorporation or formation, as applicable, without giving Administrative Agent at least 45 days'
prior written notice.

    6.6 INVESTMENTS. Make any investments (whether by purchase of stocks, bonds, notes or other securities, loan, extension of credit, advance or otherwise)
other than (a) Permitted Investments, (b) the Lease Buyout and (c) the Mammoth
Ownership Event; provided that, for purposes of this Section 6.6, capital expenditures provided for in the then-current Capital Expenditures Budget shall not constitute investments.

                                       49

    6.7 FORMATION OF SUBSIDIARIES. Create any new Subsidiary or become a joint venturer in any joint venture.

    6.8 FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, dissolve or wind up or terminate itself (other than a Permitted Reorganization).

    6.9 TRANSACTIONS WITH AFFILIATES.

         6.9.1 Enter into any transaction or series of transactions relating to any Project with or for the benefit of an Affiliate without the prior written approval of the Required Banks, other than (a) the Project Documents in effect on the Closing Date, and the transactions permitted thereby, (b) any employment, noncompetition or confidentiality agreement entered into by such Loan Party with any of its employees, officers or directors in the ordinary course of business,
(c) the Project Documents entered into by any Project Company and any such
Affiliate for the purpose of providing the applicable Project with electrical energy to service its internal power requirements (provided that (i) the IID is obligated to provide such power requirements in the event that such Affiliate cannot serve such power requirements and (ii) such Project Document is materially more favorable to such Project Company than any Project Document which would be obtainable for a comparable transaction with the IID), (d)
transactions with a fair market value not in excess of $500,000 in any one calendar year which are no less favorable to such Project Company than would be obtainable for a comparable transaction in arms-length dealings with an unrelated third party, and (e) as otherwise expressly permitted or contemplated by the Credit Documents. Notwithstanding anything to the contrary contained in this Section 6.9.1, the applicable Project Company may enter into any Project
Document with respect to the capital expenditures to be performed during the
2004 or 2005 calendar year in the manner described in the GeothermEx Report or the Independent Engineer's Report without the consent of Administrative Agent or any of the other Banks.

         6.9.2 Enter into any operation and maintenance agreements (including any O&M Agreement) or engineering, procurement or construction contracts relating to any Project pursuant to which such Project Company is obligated to pay such Affiliate (including any Operator) any profits or bonuses.

    6.10 CERTAIN RESTRICTIONS ON CHANGES TO GOVERNING DOCUMENTS. Amend,
supplement, give any consent under or otherwise modify its Governing Documents in a manner which is inconsistent with or violates the terms of, or could reasonably be expected to prevent compliance with any of the terms of, any
Credit Document or any Major Project Document or could reasonably be expected to result in a Material Adverse Effect.

    6.11 REGULATIONS. Directly or indirectly apply any part of the proceeds of any Loan, any Equity Funds, and any Subordinated Loans received by Borrower or other funds or revenues received by any Subsidiary thereof to the "buying",
"carrying" or "purchasing" of any margin stock within the meaning of Regulations
T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

                                       50

    6.12 AMENDMENT OF PROJECT DOCUMENTS.

         6.12.1 Terminate (other than in accordance with its terms), amend, supplement or otherwise modify (except for any amendments to the Material Real
Property Documents, to the extent that such amendments are in the form attached as Exhibit B to that certain Settlement Agreement dated October 6, 2003, among
HGC, HFC, SIGC, Covanta and each of the other parties thereto), or grant any waivers or consents under, or agree to any contract variation or discretionary or other change that requires the consent or agreement of such Loan Party (each, a "Project Document Modification") under any Major Project Documents, including the GE Lease and the Power Purchase Agreements.

         6.12.2 Agree to any Project Document Modification under any Project
Document other than a Major Project Document unless such Project Document
Modification (a) could not reasonably be expected to have a Material Adverse
Effect, (b) is not reasonably likely to materially impair or reduce the maximum capacity, value, efficiency, utility, output, performance, reliability, durability or availability of the applicable Project, or materially increase O&M
Costs, or materially decrease Project Revenues, and (c) is not otherwise prohibited under the Credit Documents.

    6.13 ASSIGNMENT.

         6.13.1 Assign its rights under any of the Credit Documents or under any
Major Project Document to any Person (other than in connection with a Permitted
Reorganization).

         6.13.2 Consent to the assignment of any obligations under any Major
Project Document by any counterparty thereto (other than any assignment made (a)
by GECC to SIGC in connection with the Lease Buyout, (b) by Sponsor of the SIGC
O&M Agreement pursuant to Section 5.10.3 or (c) by any counterparty to a
Material Real Property Document).

    6.14 ACCOUNTS. Maintain, establish or use any account other than the
Accounts; provided that (a) SIGC may maintain each account which it is required to maintain under the GE Lease (provided, further, that, upon the termination of the GE Lease, all amounts on deposit in the accounts maintained under the GE
Lease and which are released to SIGC shall be transferred to the Revenue
Account), (b) Mammoth Lakes may maintain each account which it is required to maintain under its Governing Documents or that is existing on the Closing Date
(provided, further, that, upon any Mammoth Ownership Event, all amounts on deposit in such accounts shall be transferred to the Revenue Account), and (c)
each of OrHeber, OrMammoth and Borrower may maintain a checking account (an
"Operating Account") with a maximum aggregate balance not to exceed $60,000.

    6.15 HAZARDOUS MATERIALS. Release into the environment any Hazardous
Substances in violation of any Hazardous Substance Laws, Legal Requirements or
the Project's Permits, except for (a) temporary unplanned exceedences not allowed under any Project's Permits, which temporary unplanned exceedences could not reasonably be expected to have a Material Adverse Effect and which a Loan
Party is diligently and in good faith attempting to correct and (b)
unintentional violations with respect to which (i) the Release is not continuing
or

                                       51

reasonably likely to re-occur and is not reasonably susceptible to prevention or cure, (ii) there are no unsatisfied reporting and/or remediation requirements under applicable Hazardous Substance Laws, Legal Requirements or applicable
Permits, (iii) no non-monetary penalties or sanctions have been imposed or are reasonably likely to be imposed (except for the remediation of such violation)
under applicable Hazardous Substance Laws, Legal Requirements or applicable
Permits, and (iv) the Release could not reasonably be expected to materially impair the value of any Site or any other Collateral, and could not otherwise reasonably be expected to have a Material Adverse Effect.

    6.16 ADDITIONAL PROJECT DOCUMENTS. Enter into, or become a party to, any
Additional Project Document without the consent of Administrative Agent, which consent shall not unreasonably be withheld, conditioned or delayed.
Notwithstanding anything to the contrary contained in this Section 6.16, the applicable Project Company may enter into any Project Document with respect to the capital expenditures to be performed during the 2004 or 2005 calendar year in the manner described in the GeothermEx Report or the Independent Engineer's
Report without the consent of Administrative Agent or any of the other Banks.

    6.17 REAL PROPERTY ACQUISITIONS. Acquire or lease any real property or other interest in real property (excluding the acquisition (but not the exercise) of any options to acquire any such interests in real property) other than the real property interests acquired prior to the Closing Date, unless Borrower shall have delivered to Administrative Agent a "Phase I" environmental report with respect to such real property and, if a "Phase II" environmental review is warranted (as reasonably determined by Administrative Agent upon its review of such "Phase I" environmental report), a "Phase II" environmental report, in each case, along with a corresponding reliance letter from the consultant issuing such report(s), confirming, in form and substance reasonably satisfactory to
Administrative Agent, either that no Hazardous Substances were found in, on or under such real property of a nature or in concentrations that could reasonably be expected to impose on the Loan Parties a material environmental liability
(other than Ormat Technologies or Sponsor).

    6.18 ERISA. Maintain, contribute to, or become obligated to contribute to, or become subject to any liability under or relating to any ERISA Plan.

    6.19 DIVIDENDS. Declare or make any distribution or dividend, unless the following conditions have been satisfied (the "Restricted Payments Conditions"):

         (a) such dividend or distribution is on a date occurring within 45 days after the immediately preceding Principal Repayment Date;

         (b) no Event of Default or Potential Event of Default has occurred and is continuing as of the date of such applicable dividend or distribution, and such dividend or distribution would not cause an Event of Default or Potential
Event of Default;

         (c) with respect to each such dividend or distribution which is on a date occurring prior to December 31, 2004, (i) the Blended Debt Service Coverage
Ratio is greater than or equal to 1.25 to 1, and (ii) the Average Debt Service
Coverage Ratio for each quarterly

                                       52

period immediately preceding or ending on the applicable Principal Repayment
Date (but after the Closing Date) is greater than or equal to the projected
Average Debt Service Coverage Ratio for each such quarterly period (as set forth in the Projections);

         (d) with respect to each such dividend or distribution which is on a date occurring on or after December 31, 2004, the Average Debt Service Coverage
Ratio for the four-quarter period immediately preceding the applicable Principal
Repayment Date is greater than or equal to 1.25 to 1; and

         (e) Borrower's forecast of cash flow, delivered to Administrative Agent pursuant to Section 5.23 and approved by Administrative Agent in its sole discretion, does not indicate an inability to amortize the Loans (due to technical reasons and/or contractual issues).

         Notwithstanding the foregoing, nothing in this Section 6.19 shall prohibit (i) distributions or dividends by the Guarantors or Non-Guarantors to
Borrower or (ii) distributions or dividends by Borrower to Sponsor pursuant to
Section 2.2 of the Sponsor Guaranty.

    6.20 POWER SALES.

         6.20.1 With respect to Borrower, any Guarantor or any Non-Guarantor
(other than the Project Companies), sell any electrical energy, capacity or ancillary services to any Person other than sales of renewable energy credits.

         6.20.2 With respect to any Project Company, sell any electrical energy, capacity or ancillary services to any Person, other than to Edison under the
Power Purchase Agreements and sales of renewable energy credits.

    6.21 CAPITAL EXPENDITURES; GEOTHERMAL RESOURCE DEVELOPMENT. Without the
prior written consent of the Required Banks (which consent may be withheld in their respective sole discretion), cause any Loan Party to take any action
(including the making of capital expenditures) for the purpose of (a) expanding any of the geothermal fields which currently service any of the Projects, (b)
developing new geothermal resources at or contiguous to any of the Sites
(including the Mammoth Lakes and HFC geothermal fields) or (c) drilling new wells of any type at any of the Sites (including the Mammoth Lakes and HFC geothermal fields); provided that no such consent shall be required for any such actions related to the Projects which are to be performed during the 2004 or
2005 calendar year in the manner described in the GeothermEx Report and the
Independent Engineer's Report. The parties hereby acknowledge that no such consent shall be required for geothermal field maintenance (including pumps, well-workovers, replacement wells and make-up wells) unless such maintenance could reasonably be expected to have a Material Adverse Effect.

    6.22 INTEREST RATE AGREEMENTS. Secure any of its obligations under any
Interest Rate Agreement with any portion of the Collateral.

                                    ARTICLE 7
                           EVENTS OF DEFAULT; REMEDIES

                                       53

    7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (each, an "Event of Default") hereunder:

         7.1.1 Failure to Make Payments. Any Loan Party shall fail to perform in accordance with the terms of this Agreement or any other Credit Document its obligation (if any) to pay (a) any principal on any Loan on the date that such sum is due, (b) any interest on any Loan within three days after the date such sum is due, (c) any scheduled fee, cost, charge, Make-Whole Premium, or sum due hereunder or under any other Credit Documents within three days of the date that such sum is due, or (d) any other fee, cost, charge or other sum due under this
Agreement or the other Credit Documents within five days after written notice that such sum is due.

         7.1.2 Bankruptcy; Insolvency. Any Loan Party (other than Ormat
Technologies) or any other Major Project Participant (so long as such Major
Project Participant shall have outstanding or unperformed obligations (other than warranty obligations) under the Operative Document to which it is a party)
shall become subject to a Bankruptcy Event; provided that, solely with respect to a Bankruptcy Event with respect to a Major Project Participant other than any
Loan Party (other than Ormat Technologies), no Event of Default shall occur as a result of such Bankruptcy Event if Borrower is attempting to obtain a
Replacement Obligor for the affected party and does so within 30 days thereof.

         7.1.3 Defaults Under Other Indebtedness. Borrower, any Guarantor, any
Non-Guarantor or, prior to the termination of the Sponsor Guaranty pursuant to the terms hereof and thereof, Sponsor shall default for a period beyond any applicable grace period (a) in the payment of any principal, interest or other amount due under any agreement involving Debt and the outstanding principal amount or amounts payable under any such agreement equals or exceeds (i) in the case of Borrower or any Project Company, $1,000,000 in the aggregate, (ii) in the case of any Guarantor or Non-Guarantor that is not a Project Company,
$100,000 in the aggregate and (iii) in the case of Sponsor, $5,000,000 in the aggregate, or (b) in the performance of any obligation due under any agreement involving Debt if in the case of this clause (b), pursuant to such default, the holder of the obligation concerned has the right to accelerate the maturity of any Debt evidenced thereby which equals or exceeds (i) in the case of Borrower or any Project Company, $1,000,000 in the aggregate, (ii) in the case of any
Guarantor or Non-Guarantor that is not a Project Company, $100,000 in the aggregate and (iii) in the case of Sponsor, $5,000,000 in the aggregate.

         7.1.4 Judgments.

         (a) A final judgment or judgments shall be entered against (i) Sponsor, at any time prior to the termination of the Sponsor Guaranty pursuant to the terms hereof and thereof, in the amount of $5,000,000 or more individually or
(ii) Borrower, any Guarantor or any Non-Guarantor in the amount of $1,000,000 or more individually or in the aggregate or involving injunctive relief requiring suspension or abandonment of the operation of a Project (other than, in each case, (A) a judgment which is fully covered by insurance, discharged, bonded pending appeal or satisfied within 60 days after its entry, or (B) a judgment, the execution of which is

                                       54

effectively stayed within 60 days after its entry but only for 60 days after the date on which such stay is terminated or expires).

         (b) Any order, judgment or decree shall be entered against any Loan
Party (other than Ormat Technologies) decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of 30 days.

         7.1.5 ERISA. If any Loan Party (other than Ormat Technologies) or any
ERISA Affiliate should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (a) a Reportable Event shall have occurred with respect to any ERISA Plan and, within 30 days after the reporting of such
Reportable Event to Administrative Agent by Borrower (or Administrative Agent
otherwise obtaining knowledge of such event) and the furnishing of such information as Administrative Agent may reasonably request with respect thereto,
Administrative Agent shall have notified Borrower in writing that (i)
Administrative Agent or Majority Banks has made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such ERISA Plan by the PBGC or for the appointment by the appropriate United
States District Court of a trustee to administer such ERISA Plan and (ii) as a result thereof, an Event of Default exists hereunder; or (b) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (c)
the PBGC shall institute proceedings to terminate any ERISA Plan; or (d) a complete or partial withdrawal by any Loan Party (other than Ormat Technologies)
or any ERISA Affiliate from any Multiemployer Plan shall have occurred and, within 30 days after the reporting of any such occurrence to Administrative
Agent by Borrower (or Administrative Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Administrative Agent or
Majority Banks may reasonably request with respect thereto, Administrative Agent shall have notified Borrower in writing that Administrative Agent has made a determination that, on the basis of such occurrence, an Event of Default exists hereunder; provided that before any event shall constitute an Event of Default under this Section 7.1.5, the events described in this Section 7.1.5 must, individually or together, result in total liability to Borrower, any applicable
Loan Party (other than Ormat Technologies) and all ERISA Affiliates in excess of
$5,000,000.

         7.1.6 Breach of Terms of Agreement.

         (a) Defaults Without Cure Periods. (i) Any Loan Party shall fail to perform or observe any of the covenants set forth in Section 5.1, 5.8(a),
5.12.2, 5.14, 5.17 or 5.18 or Article 6 of this Agreement; or (ii) Sponsor shall fail to perform or observe any of the covenants set forth in Article 2 or
Section 4.1 or 4.6 of the Sponsor Guaranty.

         (b) Defaults With Fifteen Day Cure Periods. Borrower shall fail to perform or observe any of the covenants set forth in Section 5.6.2 of this
Agreement or Sponsor shall fail to perform or observe any of the covenants set forth in Section 4.7 or 4.8 of the Sponsor Guaranty, and such failure shall continue unremedied for a period of fifteen days after such Loan Party becomes aware thereof or receives written notice thereof from Administrative Agent.

         (c) Other Defaults. Any Loan Party shall fail to perform or observe any of the covenants set forth hereunder or any other Credit Document not otherwise specifically provided

                                       55

for in Section 7.1.6(a), Section 7.1.6(b) or elsewhere in this Article 7, and such failure shall otherwise continue unremedied for a period of 30 days after such Loan Party becomes aware thereof or receives written notice thereof from
Administrative Agent; provided, however, that, if (i) such failure cannot be cured within such 30 day period, (ii) such failure is capable of being cured,
(iii) such Loan Party is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure has not had and could not, after considering the nature of the cure, be reasonably expected to have a
Material Adverse Effect, and (v) Administrative Agent shall have received an officer's certificate signed by a Responsible Officer to the effect of clauses
(i), (ii), (iii) and (iv) above and stating what action such Loan Party is taking to cure such failure, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such Loan
Party diligently to cure such failure.

         7.1.7 Loss of Collateral. Any substantial portion of the Collateral is damaged, seized or appropriated without appropriate insurance proceeds (subject to the underlying deductible) or without fair value being paid therefor so as to allow replacement of such Collateral and/or prepayment of Loans and to allow the
Loan Parties (other than Ormat Technologies) to continue satisfying their respective obligations hereunder and under the other Operative Documents.

         7.1.8 Regulatory Status.

         (a) Any Loan Party (other than Ormat Technologies) shall suffer an
Adverse PUHCA Event or shall otherwise become subject to, or not exempt from financial, organizational or rate regulation as a "holding company" or a
"subsidiary company" of a "holding company" under PUHCA, as a "public utility"
or "electric utility" under the FPA, or as a public utility under the laws of the State of California.

         (b) Any of the Projects shall cease to be a QF.

         7.1.9 Abandonment. Any Project shall be abandoned or operation thereof shall be suspended for a period of more than 30 consecutive days for any reason
(other than force majeure); provided that a forced outage or scheduled outage of a Project shall not constitute abandonment or suspension of the Project, so long as the applicable Project Company is diligently attempting to end such outage and such outage does not result in a default under any Major Project Document.

         7.1.10 Unenforceability of Credit Documents.

         (a) Any material provision of any Credit Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms of the Credit Documents, the satisfaction in full of the obligations of the Loan Parties under the Credit
Documents or any other termination of a Credit Document in accordance with the terms thereof) or any Credit Document shall be declared null and void by a
Governmental Instrumentality.

                                       56

         (b) Subject to Section 3.3, Administrative Agent shall not have a valid and perfected Lien in the Collateral. Subject to Section 3.3, Administrative
Agent shall not have a valid and perfected first priority Lien in the Collateral
(subject to (i) with respect to the Collateral described in Section 4.24(i), the
Permitted Liens described in clauses (a) and (e) of the definition of "Permitted
Liens" and, to the extent required by Governmental Rule, those matters described in clauses (b), (c) and (g) of the definition of "Permitted Liens", (ii) with respect to the Collateral described in Sections 4.24(ii) and 4.24(iii), the
Permitted Liens described in clause (a) of the definition of "Permitted Liens"
and, to the extent required by Governmental Rule, those matters described in clause (b) of the definition of "Permitted Liens" and (iii) with respect to the
Uninsured Real Property Interests, those matters described in clause (j) of the definition of "Permitted Liens").

         (c) Any Loan Party shall contest the validity or enforceability of any
Credit Document in writing or deny in writing that it has any further liability prior to the payment in full of all obligations of the Loan Parties under the
Credit Documents.

         7.1.11 Change of Control.

         (a) Any of the following shall occur: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Borrower, any Guarantor or any
Non-Guarantor to any Person or group of related Persons, together with any
Affiliates thereof; (ii) the holders of the ownership interests of any Loan
Party (other than Ormat Technologies) shall approve any plan or proposal for the liquidation or dissolution of any Loan Party (other than Ormat Technologies);
(iii) Sponsor shall cease to directly own 100% of the voting and economic interests in Borrower; (iv) Borrower shall cease to directly own 100% of the voting and economic interests in OrHeber 1, 100% of the voting and economic interests in OrMammoth, 50% of the voting and economic interests in HFC and 50%
of the voting and economic interests in HGC; (v) OrHeber 1 shall cease to directly own 50% of the voting and economic interests in HFC, 50% of the voting and economic interests in HGC and 100% of the voting and economic interests in
ORNI; (vi) ORNI shall cease to directly own 100% of the voting and economic interests in OrHeber 2 and 100% of the voting and economic interests in OrHeber
3; (vii) OrHeber 2 shall cease to directly own 99.998% of the voting and economic interests in ORNI; (viii) OrHeber 3 shall cease to directly own 0.002%
of the voting and economic interests in SIGC; or (ix) OrMammoth shall cease to directly own 100% of the voting and economic interests in Mammoth Lakes.

         (b) Notwithstanding the provisions of Section 7.1.11(a), (i) the Loan
Parties shall be permitted to undertake a Permitted Reorganization on or before
December 31, 2004, and (ii) Sponsor shall be permitted to undertake a Permitted
Sponsor Sale.

         7.1.12 Loss of or Failure to Obtain Necessary Permits.

         (a) Borrower, any Guarantor or any Non-Guarantor shall fail to obtain any Permit necessary for the ownership, leasing, maintenance or operation of any
Project and such failure could reasonably be expected to have a Material Adverse
Effect.

                                       57

         (b) Any Permit necessary for ownership, leasing, maintenance or operation of any Project shall be materially modified, revoked, canceled or not renewed by a Governmental Instrumentality (or otherwise ceases to be in full force and effect) and such modification, revocation, cancellation or non-renewal could reasonably be expected to have a Material Adverse Effect.

         7.1.13 Misstatements; Omissions. Any representation or warranty made or deemed made by any Loan Party in any Credit Document to which such Loan Party is a party, shall be untrue or misleading in any material respect as of the time made; provided that, in respect of unintentional misrepresentations which are capable of being remedied and are made or deemed made after the Closing Date, any such unintentional misrepresentation shall not be deemed to be an Event of
Default if such misrepresentation is corrected within 30 days of the occurrence thereof.

         7.1.14 Project Document Defaults.

         (a) Any Project Document shall cease to be valid and binding and in full force and effect; provided that any such event will not constitute an Event of Default if the applicable Project Company is attempting to replace such
Project Document with the consent of the Required Banks and does so within 60 days of such event; provided, further, that an Event of Default shall occur under this paragraph only if the failure of such Project Document to remain valid and binding and in full force and effect could reasonably be expected to have a Material Adverse Effect.

         (b) Any Project Document shall terminate or be terminated or canceled prior to its stated expiration date or any Project Company shall be in default
(after the giving of any applicable notice and the expiration of any applicable grace period) under any of the Project Documents; provided that a default under or termination or cancellation of any Project Document shall constitute an Event of Default only if (a) such default or termination could reasonably be expected to have a Material Adverse Effect or (b) such default could result in a Major
Project Document being terminated by the applicable counterparty within five
Banking Days.

         (c) Any Major Project Participant shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period)
under any of the Major Project Documents; provided that a default under any
Project Document shall constitute an Event of Default only if such default or termination could reasonably be expected to have a Material Adverse Effect.

         7.1.15 Failure to Close Escrow. The Close of Escrow shall not have occurred on or before 5:00 p.m. (New York City time) on the Closing Date.

         7.1.16 Failure to Meet Minimum Debt Service Coverage Ratio. The Average
Debt Service Coverage Ratio for the twelve-month period immediately preceding the applicable Principal Repayment Date is less than 1.00 to 1, and any funds on deposit in the Debt Service

                                       58

Reserve Account shall have been applied to the payment of fees, interest or principal on the Loans.

         7.1.17 Failure to Meet Projections.

         (a) (i) The Projects (taken as a whole) shall generate in any year less than 90% of the anticipated megawatt-hours (as set forth in the Projections) for such year, and (ii) the Projects (taken as a whole) shall have generated in the preceding three years (on average) less than 95% of the anticipated megawatt-hours (as set forth in the Projections) for such years.

         (b) The Projects (taken as a whole) shall generate in any year less than 90% of the anticipated megawatt-hours (as set forth in the Projections) for such year; provided that such failure shall not be an Event of Default if (i)
the Projects (taken as a whole) shall have generated in the preceding three years (on average) at least 95% of the anticipated megawatt-hours (as set forth in the Projections) for such years and (ii) within fifteen days of the end of such year, Borrower shall have provided Administrative Agent with a report describing (A) the actions Borrower and the applicable Project Companies are taking and have taken to correct and remedy such operating performance shortfalls, (B) the date by which such corrective actions will be completed
(which date shall be on or before June 30 of the year after the year in which such failure arose), and (C) the causes of such operating performance shortfalls
(it being acknowledged and agreed that (I) Administrative Agent may consult with consultants of its choosing, at the expense of Borrower, in respect of its evaluation of such report and (II) Administrative Agent shall have no approval rights with respect to such report); provided further that, if the Projects
(taken as a whole) shall fail to generate 95% or more of the anticipated megawatt-hours (as set forth in the Projections) in each of the next two quarters following the end of the earlier of (x) June 30 of the relevant year and (y) the quarter during which such corrective actions have been fully implemented, then an Event of Default shall be deemed to have occurred.

         7.1.18 Post-Closing Title Work. At the expiration of the Applicable
Post-Closing Period, (a) the Non-Material Real Property Interests shall not be part of the Mortgaged Property or (b) the Liens granted to Administrative Agent
(for the benefit of the Secured Parties) pursuant to the Collateral Documents shall not constitute as to the Non-Material Real Property Interests a valid and perfected Lien on such Non-Material Real Property Interests.

    7.2 REMEDIES. Upon the occurrence and during the continuation of any Event of Default, Administrative Agent and the Banks may, at the election of the
Majority Banks, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands (other than notices required by the Credit Documents) being waived, exercise any or all of the following rights and remedies, in any combination or order that the Majority Banks may elect, in addition to such other rights or remedies as the Secured Parties may have hereunder, under the Collateral Documents or at law or in equity:

         7.2.1 No Further Loans. Refuse, and Administrative Agent, and the Banks
shall not be obligated, to continue any Loans, make any additional Loans, or make any payments, or

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permit the making of payments, from any Account or other funds held by
Administrative Agent under the Credit Documents or on behalf of any Loan Party
(other than Ormat Technologies).

         7.2.2 Cure by Agents. Without any obligation to do so, make disbursements or Loans to or on behalf of any Loan Party (other than Ormat
Technologies) or disburse amounts from the Revenue Account to cure (a) any Event of Default hereunder and (b) any default and render any performance under any
Project Document as the Majority Banks in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the
Secured Parties' interests therein or for any other reason. All sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by
Borrower to Administrative Agent, as the case may be, on demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Total Senior Loan Commitment.

         7.2.3 Acceleration. Declare and make all or a portion of the sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement, together with all unpaid fees, costs (including
Liquidation Costs) and charges due hereunder or under any other Credit Document, immediately due and payable and require Borrower immediately, without presentment, demand, protest or other notice of any kind (other than notices required by the Credit Documents or by applicable Legal Requirements), all of which Borrower hereby expressly waives, to pay Administrative Agent or the
Secured Parties an amount in immediately available funds equal to the aggregate amount of any outstanding Obligations; provided that, in the event of an Event of Default occurring under Section 7.1.2 with respect to any Loan Party, all such amounts shall become immediately due and payable without further act of
Administrative Agent or the Secured Parties.

         7.2.4 Cash Collateral. Apply or execute upon any amounts on deposit in any Account or any moneys of any Loan Party (other than Ormat Technologies) on deposit with Administrative Agent or any Secured Party in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral. Without limiting the foregoing, Administrative
Agent shall have all rights and powers with respect to the Accounts and the contents of the Accounts as it has with respect to any other Collateral and may apply, or cause the application of, such amounts to the payment of interest, principal, fees, costs, charges or other amounts due or payable to
Administrative Agent, Depositary Agent or the Secured Parties with respect to the Loans in such order as the Required Banks may elect in their sole discretion. Until such time as the Majority Banks so elect to exercise such rights and powers, amounts in the Revenue Account shall be applied as provided in Section 2.2(b) of the Depositary Agreement. Borrower shall not have any rights or powers with respect to such amounts except as expressly provided in this Section 7.2.4.

    7.2.5 Possession of Projects. Enter into possession of any Project and perform any and all work and labor necessary to operate and maintain any such
Projects, and all sums expended by Administrative Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by
Borrower to Administrative Agent upon demand and shall be secured by the Credit
Documents, notwithstanding that such expenditures may, together with

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amounts advanced under this Agreement, exceed the aggregate amount of the Total
Senior Loan Commitment.

         7.2.6 Remedies Under Credit Documents. Exercise, and direct
Administrative Agent to exercise, any and all rights and remedies available to it under any of the Credit Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the
Collateral Documents.

                                    ARTICLE 8
                               SCOPE OF LIABILITY

         Except as expressly set forth in this Article 8, notwithstanding anything in this Agreement or the other Credit Documents to the contrary, the
Banks shall have no claims with respect to the transactions contemplated by the
Operative Documents against Sponsor or any of its Affiliates (other than
Borrower, the Guarantors and the Non-Guarantors), or any of Sponsor's or
Sponsor's Affiliates' shareholders (other than Borrower, the Guarantors and the
Non-Guarantors), partners (other than Borrower, the Guarantors and the
Non-Guarantors), members (other than Borrower, the Guarantors and the
Non-Guarantors), officers, agents, managers, directors or employees
(collectively, the "Nonrecourse Persons"). The Banks' recourse against the
Nonrecourse Persons shall be limited to the Collateral (including the Projects, all Project Revenues, all Loan proceeds, Insurance Proceeds, Eminent Domain
Proceeds, and all income or revenues of the foregoing) as and to the extent provided herein and in the Collateral Documents; provided that the foregoing provision of this Article 8 shall not (a) constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement or any other Credit Document and the same shall continue (but without personal liability to the Nonrecourse Persons)
until fully paid, discharged, observed, or performed; (b) limit or restrict the right of Administrative Agent or any Secured Party (or any assignee, beneficiary or successor to any of them) to name Borrower or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Collateral
Document or Credit Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Person, except as set forth in this Article 8; (c) in any way limit or restrict any right or remedy of Administrative Agent or any Secured
Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Nonrecourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful breaches of covenants, willful misrepresentation, common law waste or misappropriation of Project Revenues, Loan proceeds, Insurance
Proceeds, Eminent Domain Proceeds or any other earnings, revenues, rents, issues, profits or proceeds from or of the Collateral, that should or would have been paid as provided herein or paid or delivered to Administrative Agent or any
Secured Party (or any assignee or beneficiary thereof or successor thereto)
towards any payment required under this Agreement or any other Credit Document;
(d) affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement in respect of the transactions contemplated by the Operative Documents made by any of the
Nonrecourse Persons or any security granted by the Nonrecourse Persons in support of the obligations of such Persons under

                                       61

any Collateral Document (or as security for the obligations of Borrower), any
Subsidiary Guaranty or the Sponsor Guaranty; and (e) limit the liability of any
Person who is a party to any Project Document or has issued any certificate or other statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Document, certificate or statement (but subject to any limitation of liability in such
Project Document) under relating solely to such liability of such Person as may arise under such referenced agreement, certificate or statement. The Banks shall have full recourse against Borrower, the Guarantors and the Non-Guarantors for all of their respective obligations under the Credit Documents. Notwithstanding anything to the contrary contained in any of the Credit Documents, no employee, officer, authorized representative, or director of any Loan Party (including
Ormat Technologies, Sponsor, Borrower, the Guarantors and the Non-Guarantors)
shall have any personal liability (as distinct from any corporate, partnership or limited liability company liability that any Loan Party may have under any of the Credit Documents as and to the extent that such liability is a result of such Loan Party being a "Loan Party") arising under or in connection with this
Agreement, any other Credit Document or any transaction contemplated hereby or thereby. The limitations on recourse set forth in this Article 8 shall survive the termination of this Agreement and the indefeasible payment in full in cash and performance in full of the Obligations hereunder and under the other
Operative Documents.

                                    ARTICLE 9
                              AGENTS; SUBSTITUTION

    9.1 APPOINTMENT, POWERS AND IMMUNITIES.

         9.1.1 Each Bank hereby appoints and authorizes Administrative Agent to act as its agent and collateral agent hereunder and under the other Credit
Documents, in each case with such powers as are expressly delegated to
Administrative Agent by the terms of this Agreement and the other Credit
Documents, together with such other powers as are reasonably incidental thereto.
Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, or be a trustee or a fiduciary for any Secured Party. Notwithstanding anything to the contrary contained herein, Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Documents or any Legal Requirement or exposes Administrative Agent to any liability. Each of
Administrative Agent, the Banks and any of their respective Affiliates shall not be responsible to any other Secured Party for (i) any recitals, statements, representations or warranties made by Borrower or its Affiliates contained in this Agreement, the other Credit Documents or in any certificate or other document referred to or provided for in, or received by Administrative Agent or any Secured Party under this Agreement or any other Credit Document, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Credit Documents, any Notes or any other document referred to or provided for herein, or (iii) any failure by Borrower or its
Affiliates to perform their respective obligations hereunder or thereunder.
Administrative Agent may employ agents and attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                                       62

         9.1.2 Administrative Agent and its directors, officers, employees or agents shall not be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, (a) Administrative
Agent may treat the payee of any Note as the holder thereof until Administrative
Agent receives written notice of the permitted assignment or transfer thereof in accordance with the requirements of the Credit Documents, including Section 9.14 of this Agreement, signed by such payee and in form satisfactory to
Administrative Agent; (b) Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c)
Administrative Agent does not make any warranty or representation to any Secured
Party for any statements, warranties or representations made in or in connection with any Operative Document; (d) Administrative Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document on the part of any party thereto, to inspect the property (including the books and records) of Borrower or any other Person or to ascertain or determine whether a Material Adverse
Effect exists or is continuing; and (e) Administrative Agent shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished pursuant hereto. Except as otherwise provided under this Agreement and the other Credit Documents, Administrative
Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Banks or Majority Banks, as applicable in accordance with the terms of the Credit Documents.

    9.2 RELIANCE. Administrative Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile, electronic mail or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by it. As to any other matters not expressly provided for by this Agreement, Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Banks or, where expressly provided, the
Majority Banks or all Banks (except that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document or any Legal Requirement). Administrative Agent shall in all cases (including when any action by Administrative Agent alone is authorized hereunder, if
Administrative Agent elects in its sole discretion to obtain instructions from the Required Banks) be fully protected in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Banks (or, where so expressly stated, the Majority Banks or all
Banks), and such instructions of the Required Banks (or Majority Banks or all
Banks, where applicable) and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties.

                                       63

    9.3 NON-RELIANCE. Each Bank represents that it has, independently and without reliance on Administrative Agent, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Loan Parties and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Administrative Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this
Agreement. Each of Administrative Agent and any Bank shall not be required to keep informed as to the performance or observance by any Loan Party or its
Affiliates under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any
Loan Party or its Affiliates.

    9.4 DEFAULTS; MATERIAL ADVERSE EFFECT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of
Default, Event of Default or Material Adverse Effect, unless such Person has received a notice from a Bank or Borrower, referring to this Agreement, describing such Potential Event of Default, Event of Default or Material Adverse
Effect and indicating that such notice is a notice of the occurrence of such
Potential Event of Default, Event of Default or Material Adverse Effect (as the
case may be). If Administrative Agent receives such a notice of the occurrence of a Potential Event of Default, Event of Default or Material Adverse Effect,
Administrative Agent shall give notice thereof to the Banks. Administrative
Agent shall take such action with respect to such Potential Event of Default,
Event of Default or Material Adverse Effect as is provided in Article 3, Article
7 or the terms of the Credit Documents, or if not provided for in Article 3,
Article 7 or such Credit Documents, as Administrative Agent shall be reasonably directed by the Majority Banks; provided, however, that unless and until
Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default, Event of Default or Material Adverse Effect as it shall deem advisable in the best interest of the Banks.

    9.5 INDEMNIFICATION. Without limiting the Obligations of Borrower hereunder, each Bank agrees to indemnify Administrative Agent and its officers, directors, shareholders, controlling Persons, employees, agents and servants, ratably in accordance with their Proportionate Shares for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent or such
Person in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents (to the extent Borrower has not paid any such amounts pursuant to Section 5.24); provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from Administrative
Agent's, or any such Person's gross negligence or willful misconduct.
Administrative Agent or any such Person shall be fully justified in refusing to take or to continue to take any action hereunder or under any other Credit
Document unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing,

                                       64

each Bank agrees to reimburse Administrative Agent or any such Person promptly upon demand for its Proportionate Share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent or any such Person in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that Administrative Agent or any such Person is not reimbursed for such expenses by Borrower.

    9.6 SUCCESSOR AGENT. Administrative Agent may resign at any time by giving fifteen days' written notice thereof to the Secured Parties and Borrower, such resignation to become effective in the manner and at the time set forth below.
Administrative Agent may be removed involuntarily at the request of Borrower or the Banks only for a material breach of its duties and obligations hereunder and under the other Credit Documents or for gross negligence or willful misconduct in connection with the performance of its duties hereunder or under the other
Credit Documents and then only upon the affirmative vote of the Required Banks
(excluding Administrative Agent from such vote and Administrative Agent's
Proportionate Share (if any) of the Commitments from the amounts used to determine the portion of the Commitments necessary to constitute the required
Proportionate Share of the remaining Banks). Upon any such resignation or removal of Administrative Agent, the Required Banks shall have the right, with the consent of Borrower (such consent not to be unreasonably withheld or delayed) to appoint a successor Administrative Agent. If no successor
Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring
Administrative Agent's giving of notice of resignation or the Banks' removal of the retiring Administrative Agent, the retiring Administrative Agent may, on behalf of the Secured Parties, with the consent of Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent hereunder, which shall be a Bank, if any Bank shall be willing to serve, and otherwise shall be a commercial bank having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative
Agent under the Operative Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative
Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent only under the Credit Documents. After any retiring Administrative Agent's resignation or removal hereunder as
Administrative Agent, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was
Administrative Agent under the Operative Documents.

    9.7 AUTHORIZATION. Each Secured Party hereby constitutes and appoints
Administrative Agent, acting for and on behalf of itself and each of the Secured
Parties and each successor or assign of Administrative Agent and the Secured
Parties, the true and lawful attorney-in-fact of such Secured Party, with full power and authority in the place and stead of such Secured Party and in the name of such Secured Party, Administrative Agent or otherwise to (a) to execute, deliver and perform each of the Credit Documents to which Administrative Agent is or is intended to be a party, and each Bank agrees to be bound by all of the agreements of Administrative Agent contained in the Credit Documents, and (b) to release Liens on property that Borrower is permitted to sell or transfer pursuant to the terms of this Agreement or the other

                                       65

Credit Documents and to enter into agreements supplemental hereto for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any Credit Document to which it is a party.

    9.8 OTHER ROLES. With respect to its Commitment, the Loans made by it and any Note issued to it, Administrative Agent in its individual capacity shall have the same rights and powers under the Operative Documents as any other Bank and may exercise the same as though it were not Administrative Agent. The term
"Bank" or "Banks" shall, unless otherwise expressly indicated, include
Administrative Agent in its individual capacity for so long as Administrative
Agent has Loans or Commitments outstanding. Administrative Agent and its
Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower or any other Person, without any duty to account therefor to the Banks. For the avoidance of doubt Administrative Agent may act as Depositary Agent notwithstanding any potential or actual conflict of interest presented by the foregoing and Borrower. Each of the Banks hereby waives any claim against
Administrative Agent and any of its Affiliates based upon any conflict of interest that such Person may have with regard to acting as an agent, arranger or issuing bank hereunder and acting in such other roles.

    9.9 AMENDMENTS; WAIVERS. Subject to the provisions of this Section 9.9, unless otherwise specified in this Agreement or another Credit Document, the
Required Banks (or Administrative Agent pursuant to Section 9.7, or otherwise with the consent in writing of the Majority Banks or Required Banks, as the case may be) and Borrower, Guarantors, Non-Guarantors or Sponsor may enter into agreements, waivers or supplements hereto for the purpose of adding, modifying or waiving any provisions to the Credit Documents or changing in any manner the rights of the Banks, Borrower, Guarantors, Non-Guarantors or Sponsor hereunder or thereunder or waiving any Potential Event of Default or Event of Default;
provided, however, that no such supplemental agreement shall, without the consent of each Bank directly affected thereby:

         (a) modify, in any respect adverse to the Banks, Section 2.1.1(d), 2.5,
2.6, 2.7, 6.12 (with respect to the assignment of Borrower's or any Guarantors'
rights under any of the Credit Documents), 9.13, 9.14 or 10.21 hereof, Section
3.1.2(b) of the Depositary Agreement or Article 2 of the Sponsor Guaranty; or

         (b) reduce the percentage specified in the definition of "Majority
Banks" or "Required Banks"; or

         (c) amend this Section 9.9; or

         (d) release any Collateral (other than immaterial portions thereof)
from the Lien of any of the Collateral Documents or allow release of any funds from any Account, in each case other than in accordance with Section 3.3 and any other applicable terms of the Credit Documents (provided, however, that with the consent of Administrative Agent, HFC may terminate or quitclaim any of the
Non-Material Real Property Interests); or

                                       66

         (e) extend the Maturity Date or reduce the principal amount of any outstanding Loans or Notes or reduce the rate or change the time of payment of interest due on any Loan; or

         (f) reduce the amount or extend the payment date for any amount due under Article 2, whether principal, interest, fees or other amounts; or

         (g) reduce or change the time of payment of any fee due or payable hereunder; or

         (h) release any Loan Party from any of its material obligations under the Sponsor Guaranty or any Subsidiary Guaranty; or

         (i) increase the maximum duration of Interest Periods permitted hereunder; or

         (j) subordinate the Loans to any other Debt.

         No amendment, modification, termination or waiver of any provision of this Agreement affecting the rights or obligations of Administrative Agent or any Loan Party shall be effective without the written consent of Administrative
Agent or such Loan Party, respectively. No amendment, modification, termination or waiver of any provision of any Note (other than by way of amending a document referred to therein) shall be effective without the written concurrence of the
Bank which is the holder of such Note. NO CREDIT DOCUMENT TO WHICH BEAL BANK,
S.S.B. IS A PARTY SHALL BE EFFECTIVE UNLESS TWO OFFICERS OF BEAL BANK, S.S.B.
SHALL HAVE EXECUTED SUCH CREDIT DOCUMENT.

    9.10 WITHHOLDING TAX. If the forms or other documentation required by
Section 2.4.6 are not delivered to Administrative Agent, then Administrative
Agent may withhold from any interest payment to any Bank not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

         9.10.1 If the Internal Revenue Service or any authority of the United
States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank
(because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), then such Bank shall indemnify
Administrative Agent fully for all amounts paid, directly or indirectly, by
Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses. Borrower shall not be responsible for any amounts paid or required to be paid by a Bank under this Section 9.10.1.

         9.10.2 If any Bank sells, assigns, grants participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Section 2.4.6 and this Section 9.10 as though it were such Bank.

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    9.11 GENERAL PROVISIONS AS TO PAYMENTS. Administrative Agent shall promptly distribute to each Bank, subject to the terms of any separate agreement between
Administrative Agent and such Bank, its pro rata share of each payment of principal and interest payable to the Banks on the Loans and of fees hereunder received by Administrative Agent for the account of the Banks and of any other amounts owing under the Loans. The payments made for the account of each Bank shall be made, and distributed to it, for the account of (a) its domestic lending office in the case of payments of principal of, and interest on, its
Base Rate Loans, (b) its domestic or foreign lending office, as each Bank may designate in writing to Administrative Agent, in the case of LIBOR Loans, and
(c) its domestic lending office, or such other lending office as it may designate for the purpose from time to time, in the case of payments of fees and other amounts payable hereunder. Subject to the requirement of Section 2.8.2,
Banks shall have the right to alter designated lending offices upon five Banking
Days prior written notice to Administrative Agent and Borrower. Administrative
Agent and each Bank acknowledge and agree that each payment made by or on behalf of any Loan Party to Administrative Agent under any Credit Document for the benefit of any Bank shall discharge the obligation of such Loan Party under such
Credit Document to make such payment to Administrative Agent or such Bank irrespective of any designation made by such Bank, or any agreement or arrangement between Administrative Agent and such Bank, contemplated by this
Section 9.11.

    9.12 SUBSTITUTION OF BANK. Notwithstanding anything in any Credit Document to the contrary, should any Bank fail to make a Loan in violation of its obligations under this Agreement (a "Non-Advancing Bank"), Beal Bank, S.S.B.
shall fund such Loan on the Closing Date and shall be deemed to have assumed each of the Non-Advancing Bank's obligations under this Agreement (including the obligation to make the Loan which the Non-Advancing Bank failed to make) and such Person automatically shall be substituted for the Non-Advancing Bank hereunder, and all interest and fees which would otherwise have been payable to the Non-Advancing Bank shall thereafter be payable to such Person. Nothing in
(and no action taken pursuant to) this Section 9.12 shall relieve the
Non-Advancing Bank from any liability it might have to Borrower or to the other
Banks as a result of its failure to make any Loan.

    9.13 PARTICIPATION. Nothing herein provided shall prevent any Bank from selling a participation in one or more of its Loans made hereunder; provided that (a) no such sale of a participation shall alter such Bank's or Borrower's obligations hereunder and (b) any agreement pursuant to which any Bank may grant a participation in its rights with respect to its Loans made hereunder shall provide that, with respect to such Loans, subject to the following proviso, such
Bank shall retain the sole right and responsibility to exercise the rights of such Bank, including any rights it has to enforce the obligations of Borrower relating to such Loans, to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document, and to take action to have the Obligations (or any portion thereof) declared due and payable pursuant to Article 7; provided, however, that such agreement may provide that the participant may exercise any rights that such Bank may have to approve or disapprove decreases in interest rates, lengthening of maturity of any Loans, extend the payment date for any principal or interest payments, release of any material portion of the Collateral (other than in accordance with the terms of the Credit Documents) or release any Loan Party (other than in accordance with the terms of the Credit Documents) from its obligations under the Sponsor
Guaranty or any

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Subsidiary Guaranty. Recipients of a participation in any Loans of any Bank shall have rights under this Agreement with respect to increased costs or reserve requirements under Section 2.4 or 2.6, if such recipient complies with the requirements of Section 2.4.6, to the same extent as if they were Banks
(except that any such participant shall be entitled to claim any such amount only to the extent that the Bank from which such participant acquired its participation is entitled to, and such Bank makes such claim on its own behalf because it would have otherwise incurred the same costs). For the avoidance of doubt, Borrower shall not be responsible for increased costs arising out of any sale of a participation of any Loans or Notes.

    9.14 TRANSFER OF COMMITMENT. Notwithstanding anything else herein to the contrary, any Bank, after receiving Administrative Agent's prior written consent
(such consent not to be unreasonably withheld), may from time to time, without the consent of Borrower or any other Person, at its option, sell, assign, transfer, negotiate or otherwise dispose of a portion of one or more of its
Loans made hereunder (including the Bank's interest in this Agreement and the other Credit Documents) to its Affiliate, any Bank or to one or more banks or other Persons that constitute a "Bank"; provided, however, that no Bank
(including any assignee of any Bank) may assign any portion of its Loans in an amount less than $1,000,000 (unless such lesser amount constitutes the assigning
Bank's entire share of the Loans); and provided, further, that at all times Beal
Bank, S.S.B. and its Affiliates shall collectively hold no less than 51% of the aggregate amount of the Loans and the Commitments; and provided, further, that
Borrower shall not be responsible for increased costs arising out of any assignment of any Loans or Notes. In the event of any such assignment, (a) the assigning Bank's Proportionate Share shall be reduced and its obligations hereunder released by the amount of the Proportionate Share assigned to the new
Bank, (b) the parties to such assignment shall execute and deliver an appropriate agreement evidencing such sale, assignment, transfer or other disposition, in form and substance reasonably satisfactory to Administrative
Agent and Borrower, (c) the parties to the sale, assignment, transfer or other disposition, excluding Borrower, shall collectively pay to Administrative Agent an administrative fee of $3,500, (d) at the assigning Bank's option, Borrower shall execute and deliver to such assigning Bank a new Note in the form attached hereto as Exhibit B-1, as requested, in a principal amount equal to such new
Bank's Commitment, but only if it shall also be executing and exchanging with the assigning Bank a replacement note for any Note in an amount equal to the
Commitment retained by the assigning Bank, if any; provided that Borrower shall have received for cancellation the existing Note held by such assigning Bank, and (v) Administrative Agent shall amend Exhibit H attached hereto to reflect the Proportionate Shares of the Banks following such assignment. Thereafter, such new Bank shall be deemed to be a Bank and shall have all of the rights and duties of a Bank (except as otherwise provided in this Article 9), in accordance with its Proportionate Share, under each of the Credit Documents.

    9.15 LAWS. Notwithstanding the foregoing provisions of this Article 9, no sale, assignment, transfer, negotiation or other disposition of the interests of any Bank hereunder or under the other Credit Documents shall be allowed if it would require registration under the federal Securities Act of 1933, as then amended, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. Borrower shall, from time to time at the request and expense of Administrative Agent, execute and deliver to
Administrative Agent, or to such party or parties as Administrative Agent may designate, any and all further

                                       69

instruments as may in the opinion of Administrative Agent be reasonably necessary or advisable to give full force and effect to such sale, assignment, transfer, negotiation or disposition which would not require any such registration.

    9.16 ASSIGNABILITY AS COLLATERAL. Notwithstanding any other provision contained in this Agreement or any other Credit Document to the contrary, any
Bank may assign all or any portion of the Loans or Note held by it to the
Federal Reserve Bank and the United States Treasury as collateral security;
provided that any payment in respect of such assigned Loans or Note made by
Borrower to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned Loans or Note to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

                                   ARTICLE 10
                                  MISCELLANEOUS

    10.1 ADDRESSES. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

         If to Administrative Agent:         Beal Bank, S.S.B.
                                             6000 Legacy Dr., 4E
                                             Plano, Texas  75024
                                             Attn:  William T. Saurenmann
                                             Tel: (469) 467-5510
                                             Fax: (469) 241-9568
                                             E-mail:  bsaurenmann@bealbank.com

         with a copy to:                     CSG Investments, Inc.
                                             6000 Legacy Dr., 4W
                                             Plano, Texas 75024
                                             Attn:  Steve Harvey
                                             Tel: (469) 467-5652
                                             Fax: (469) 241-9567
                                             E-mail:  sharvey@csginvestments.com

         If to Borrower:                     OrCal Geothermal Inc.
                                             980 Greg Street
                                             Sparks, NV 89431
                                             Attn:  President
                                             Tel:  (775) 356-9029
                                             Fax:  (775) 356-9039
                                             E-mail:  dbronicki@ormat.com

         All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent

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by overnight delivery service (including Federal Express, UPS and other similar overnight delivery services), (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by facsimile or (e) if sent via other electronic means (including electronic mail). Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00
p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that (i) if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender, and (ii) with respect to any notice given via facsimile or other electronic means, the sender of such message shall promptly provide the addressee with an original copy of such notice by any of the means specified in clause (a), (b) or (c) above. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 5 Banking Days' notice to the other parties in the manner set forth above.

    10.2 ADDITIONAL SECURITY; RIGHT TO SET-OFF. Subject to Section 2.5.2,
regardless of the adequacy of any other Collateral, any Secured Party with the prior written consent of Administrative Agent may execute or realize on its or
Administrative Agent's security interest in any such deposits or other sums credited by or due from Banks to Borrower, and may apply any such deposits or other sums to or set them off against Borrower's obligations to Banks under any
Notes and this Agreement at any time after the occurrence and during the continuance of any Event of Default.

    10.3 DELAY AND WAIVER. No delay or omission to exercise any right, power or remedy accruing to the Secured Parties upon the occurrence of any Event of
Default, Potential Event of Default, Material Adverse Effect or any breach or default of Borrower or any other Loan Party or unsatisfied condition precedent under this Agreement or any other Credit Document shall impair any such right, power or remedy of the Secured Parties, nor shall it be construed to be a waiver of any such breach or default or unsatisfied condition precedent, or an acquiescence therein, or of or in any similar breach or default or unsatisfied condition precedent thereafter occurring, nor shall any waiver of any single
Event of Default, Potential Event of Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent be deemed a waiver of any other Event of Default, Potential Event of Default, Material Adverse Effect or
other breach or default or unsatisfied condition precedent theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Administrative Agent or the Secured Parties of any
Event of Default, Potential Event of Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent under this Agreement or any other Credit Document, or any waiver on the part of Administrative Agent or the
Secured Parties of any provision or condition of this Agreement or any other
Credit Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Credit Document or by law or otherwise afforded to Administrative
Agent and the Secured Parties, shall be cumulative and not alternative. If any
Event of Default has been waived by the Secured Parties in accordance with
Section 9.9 and this Section 10.3, then after such waiver becomes effective

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the applicable Event of Default shall for all purposes under the Credit
Documents be deemed to be no longer continuing.

    10.4 COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower will pay to
Administrative Agent all of its reasonable costs and expenses in connection with the preparation, negotiation, closing and administering of this Agreement and the Credit Documents (including the Post-Closing Title Work), including the reasonable fees, expenses and disbursements of Jenkens & Gilchrist, a
Professional Corporation, and Latham & Watkins LLP; provided, however, that
Borrower shall not be required to pay the fees of the other Banks' attorneys;
provided, further, that (a) except as set forth in Sections 5.21 and 7.1.17, no
Loan Party shall be responsible for the payment of any fees and expenses related to the Independent Consultants and (b) Borrower shall not be responsible for the internal costs and internal expenses incurred in connection with the administering of any of the Credit Documents. Borrower will reimburse (i)
Administrative Agent for all reasonable costs and expenses, including reasonable attorneys' fees (it being acknowledged and agreed that (A) Borrower shall only be responsible for the payment of one general counsel and one special counsel to
Administrative Agent and (B) Borrower shall not be responsible for any attorneys' fees for any of the Banks, except as provided in the preceding clause
(A)), expended or incurred by Administrative Agent and the Banks for their reasonable internal out-of-pocket expenses, in enforcing this Agreement or the other Credit Documents in connection with an Event of Default or Potential Event of Default, in actions for declaratory relief in any way related to this
Agreement or in collecting any sum which becomes due on the Notes or under the
Credit Documents and (ii) Administrative Agent and the Banks for their reasonable out-of-pocket expenses, including reasonable attorney fees (it being acknowledged and agreed that (A) Borrower shall only be responsible for the payment of one general counsel and one special counsel to Administrative Agent and (B) Borrower shall not be responsible for any attorneys' fees for any of the
Banks, except as provided in the preceding clause (A)) and reasonable expert, consultant and advisor fees and expenses, in the case of a restructuring of the
Loans or otherwise relating to the occurrence of any Potential Event of Default or Event of Default. Borrower shall not be responsible for any counsel fees of
Administrative Agent or the Banks other than as set forth above, in Section 5.24 or as otherwise set forth in a separate agreement.

    10.5 ENTIRE AGREEMENT. This Agreement and each of the Credit Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof.

    10.6 GOVERNING LAW. THIS AGREEMENT AND ANY OTHER CREDIT DOCUMENT (UNLESS
OTHERWISE EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED
UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS
(OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL
OBLIGATIONS LAW).

    10.7 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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    10.8 HEADINGS. Article, Section and Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

    10.9 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to
Administrative Agent, and all financial data submitted pursuant to this
Agreement shall be prepared in accordance with such principles and practices.

    10.10 ADDITIONAL FINANCING. The parties hereto acknowledge that as of the
Closing Date the Banks have made no agreement or commitment to provide any financing except as set forth herein.

    10.11 NO PARTNERSHIP, ETC. The Banks and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Credit Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Banks and Borrower or any other Person. None of Administrative Agent or the Banks shall be in any way responsible or liable for the debts, losses, obligations or duties of Borrower or any other Person with respect to the Projects or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the
Projects (if any) and to perform all obligations and other agreements and contracts relating to the Projects shall be the sole responsibility of Borrower.

    10.12 DEED OF TRUST/COLLATERAL DOCUMENTS. The Loans are secured in part by the Deeds of Trust encumbering certain properties in the State of California.
Reference is hereby made to the Deeds of Trust and the other Collateral
Documents for the provisions, among others, relating to the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of Administrative Agent and the other Secured Parties with respect to such security.

    10.13 LIMITATION ON LIABILITY. No claim shall be made by Borrower against
Administrative Agent, the Banks or any of their respective Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct
(whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Operative Documents or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

    10.14 WAIVER OF JURY TRIAL. ADMINISTRATIVE AGENT, THE BANKS AND

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BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY
MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR
ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT
DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN), OR ACTIONS OF ADMINISTRATIVE AGENT, THE BANKS OR BORROWER.
THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWER, ADMINISTRATIVE AGENT AND
THE BANKS TO ENTER INTO THIS AGREEMENT.

    10.15 CONSENT TO JURISDICTION. Administrative Agent, the Banks and Borrower
agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Agreement, the Notes, or any other Credit Document may be brought in or removed to the courts of the State of New York, in and for the
Borough of Manhattan, or of the United States of America for the Southern
District of New York, as Administrative Agent may elect. By execution and delivery of this Agreement, the Banks, Administrative Agent and Borrower accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Administrative Agent, the Banks and
Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Administrative Agent, the
Banks and Borrower further agree that the aforesaid courts of the State of New
York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrower based upon the assertion that the rate of interest charged by the Banks on or under this Agreement, the Loans or the other Credit Documents is usurious. Administrative Agent, the Banks and
Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of the Projects, this Agreement or any other Credit Document brought before the foregoing courts on the basis of forum non-conveniens. Nothing herein shall affect the right of Administrative Agent to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of the Deeds of Trust.

    10.16 KNOWLEDGE AND ATTRIBUTION. References in this Agreement and the other
Credit Documents to the "knowledge," "best knowledge" or facts and circumstances
"known to" Borrower or any other Loan Party, and all like references, mean facts or circumstances of which a Responsible Officer of the applicable Loan Party has actual knowledge (after due inquiry).

    10.17 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Borrower may not assign or otherwise transfer any of its rights under this Agreement except as provided in Section 6.13, and the Banks may not assign or otherwise transfer any of their rights under this
Agreement except as provided in Article 9.

    10.18 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one or more duplicate counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument;
signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are

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physically attached to the same document.

    10.19 USURY. Nothing contained in this Agreement or the Notes shall be deemed to require the payment of interest or other charges by Borrower or any other Person in excess of the amount which the holders of the Notes may lawfully charge under applicable usury laws. In the event that the Banks shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable Legal Requirements, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the
Banks, be returned to Borrower or credited against the principal balance then outstanding.

    10.20 SURVIVAL. All representations, warranties, covenants and agreements made herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Credit Documents shall be considered to have been relied upon by the parties hereto and shall survive the execution and delivery of this Agreement, the other Credit Documents and the making of the Loans (it being acknowledged and agreed that, subject to the following sentence and except as expressly provided in any such Credit Document, all of the representations, warranties, covenants and agreements made in any
Credit Document by any Loan Party shall terminate upon the payment in full in cash and the performance in full of the Obligations). Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 2.1.1(d), 2.1.6, 2.3, 2.4.4, 2.6.3, 2.6.4, 2.7, 5.24, 9.8
and 10.4 and the agreements of the Banks set forth in Sections 9.1, 9.5 and
9.10.1 shall survive the payment and performance of the Loans and the other
Obligations and the reimbursement of any amounts drawn hereunder, and the termination of this Agreement.

    10.21 REFINANCING. Upon the written request of Administrative Agent at any time prior to December 31, 2004, the Banks shall have the right to convert
(including by way of a refinancing) up to $100,000,000 of the Loans to senior secured notes issued by Borrower pursuant to Section 4(2) of the Securities Act of 1933. Borrower shall (and shall cause each other Loan Party (other than Ormat
Technologies) to, as applicable) execute, acknowledge, and/or deliver all agreements, notices, statements, instruments and other documents (including a note purchase agreement, notes, an intercreditor agreement and amendments to any
Credit Documents) necessary or advisable (as determined by Administrative Agent in its sole discretion) to effectuate such conversion and the issuance of such senior secured notes. Such note purchase agreement shall contain (a) identical terms and conditions set forth in Articles 2 and 4 through 10 of this Agreement, other than any changes necessarily resulting from such conversion, (b) customary representations and warranties by Borrower, as issuer of such senior secured notes, relating to securities law matters, (c) representations and warranties by
Borrower of the type described in Sections 4.1, 4.3, 4.4 and 4.5, (d) customary representations and warranties by the purchasers of such senior secured notes, relating to securities law matters and (e) provisions otherwise conforming in substance to Model Form No. 2 of Note Purchase Agreement, including any changes to Articles 2, 9 and 10 of this Agreement necessarily resulting from such conversion. Without limiting the foregoing, Borrower shall (and shall cause each other Loan Party (other than Ormat Technologies) to, as applicable) (i) provide any information necessary or advisable in connection with the issuance of such senior secured notes, (ii) deliver,

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to the satisfaction of Administrative Agent, each of the documents described in
Sections 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.7 and 3.1.8 (including, if requested by
S&P or Moody's, an opinion of counsel regarding non-consolidation of the Loan
Parties) with respect to any Loan Party, (iii) take any other action reasonably requested by Administrative Agent in connection with such conversion, including any steps as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights of the initial purchasers and any other holders of such senior secured notes, and (iv) pay all reasonable fees and expenses (including reasonable attorneys' fees) of Administrative Agent and Beal
Bank, S.S.B. incident to such conversion; provided that Borrower shall not be obligated to pay (A) any such attorneys' fees in excess of $25,000 or (B) any fees, expenses or other amounts charged by S&P or Moody's in connection with such conversion (whether on account of an initial rating or subsequent surveillance ratings). For the avoidance of doubt, the terms of such senior secured notes shall not provide for the payment of a "make-whole premium," as that term customarily is utilized in connection with Model Form No. 2 of Note
Purchase Agreement, and shall not provide for interest rates (including default interest rates), interest periods, interest calculations, interest payment dates, principal amortization and repayment dates, optional and mandatory principal prepayment rights and obligations, or fees that deviate in any respect from such terms as set forth in this Agreement. In the event of any conversion pursuant to and in accordance with this Section 10.21, Borrower shall not be obligated to make any Make-Whole Premium or other prepayment premium that would otherwise be required under Section 2.1.6 of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Credit Agreement to be duly executed and delivered as of the day and year first above written.

                               ORCAL GEOTHERMAL INC.,
                               a Delaware corporation

                               By:   /s/ Indecipherable
                                     -------------------------------------------
                                     Name:
                                     Title:

                              BEAL BANK, S.S.B.,
                              as Administrative Agent and a Bank

                               By:   /s/ Molly Curl
                                     -------------------------------------------
                                     Name:    Molly Curl
                                     Title:   Sr. Vice President

                               By:   /s/ William T. Saurenmann
                                     -------------------------------------------
                                     Name:    William T. Saurenmann
                                     Title:   Sr. Vice President

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